++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This prospectus supplement relates to an effective registration statement + +under the Securities Act of 1933, as amended, and is not complete and may be + +changed. This prospectus supplement is not an offer to sell these securities, + +and it is not soliciting an offer to buy these securities in any state where +
+the offer or sale is not permitted.                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                Filed Pursuant to Rule 424(b)(5)
                                                File Nos. 333-91557
                                                          333-91557-01

                 Subject to Completion, dated October 18, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 18, 2001)

                           $410,900,000 (Approximate)

                             Conseco Finance Corp.
                                    Servicer

[Conseco Logo]       Conseco Finance Securitizations Corp.
                                     Seller

         Conseco Finance Recreational Enthusiast Consumer Trust 2001-A

                                  -----------

  The offered securities will consist of the following 7 classes of notes.

                           Approximate    Interest                    Underwriting Proceeds to
Class                    Principal Amount   Rate   Price to Public(2)   Discount     Company
-----                    ---------------- -------- ------------------ ------------ -----------
Class A-1 Notes.........   $100,000,000         %              %              %            %
Class A-2 Notes.........   $175,000,000         %              %              %            %
Class A-3 Notes.........   $ 66,400,000         %              %              %            %
Class A-PPIO Notes......       (1)              %              %              %            %
Class M-1 Notes.........   $ 22,500,000         %              %              %            %
Class M-2 Notes.........   $ 23,500,000         %              %              %            %
Class B Notes...........   $ 23,500,000         %              %              %            %

-----
(1) The Class A-PPIO notes pay interest only, based on a notional principal amount. That notional principal amount will be based on a prepayment protected, fixed schedule as described under "Description of the Notes-- Class A-PPIO Notional Amount" for the first 36 distribution dates and will be zero thereafter.
(2)  Plus interest accrued from October 1, 2001.

  The approximate principal amount of the classes of securities listed above may vary plus or minus 5%.

  Consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  These securities will be delivered on or about October   , 2001.

  The underwriters named below will offer the 7 classes of notes listed in the table above to the public at the price to public listed on this cover page and the underwriters will receive the discount listed above. See "Underwriting" on page S-53 in this prospectus supplement and "Plan of Distribution" on page 54 in the prospectus.

                                  -----------

Credit Suisse First Boston                                       Lehman Brothers

          The date of this prospectus supplement is October   , 2001.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Offered Securities...........................  S-4
Risk Factors............................................................. S-12
The Trust................................................................ S-16
The Trust Property....................................................... S-17
The Contract Pool........................................................ S-19
Conseco Finance Corp..................................................... S-23
Yield and Prepayment Considerations...................................... S-26
Description of the Notes................................................. S-31
Description of the Trust Documents and Indenture......................... S-44
Federal and State Income Tax Consequences................................ S-50
ERISA Considerations..................................................... S-51
Underwriting............................................................. S-53
Legal Matters............................................................ S-55
Annex I..................................................................  A-1

                                   Prospectus

Important Notice about Information Presented in this Prospectus and the
 Prospectus Supplement...................................................    2
The Trusts...............................................................    3
The Contracts............................................................    4
Conseco Finance Corp.....................................................    5
Conseco Finance Securitizations Corp.....................................    7
Yield and Prepayment Considerations......................................    7
Pool Factor..............................................................    8
Use of Proceeds..........................................................    9
The Certificates.........................................................    9
The Notes................................................................   10
Information Regarding the Securities.....................................   17
Description of the Trust Documents.......................................   21
Legal Aspects of the Contracts...........................................   34
Federal Income Tax Consequences..........................................   39
State Income Tax Considerations..........................................   52
ERISA Considerations.....................................................   53
Plan of Distribution.....................................................   54
Legal Matters............................................................   55
Experts..................................................................   55

  You should rely only on the information contained in this prospectus supplement and prospectus. Conseco Finance, Conseco Securitizations and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Conseco Finance, Conseco Securitizations and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Conseco Finance, about its recreational consumer lending business, and about any series of asset-backed securities secured by a pool of recreational, equipment and consumer loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of securities. If the description of the term of your series of securities varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Conseco Finance, Conseco Securitizations or the underwriters by asking for it.

  No prospectus regarding these securities has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These securities may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase securities or offering securities for purchase, to any person in the United Kingdom who (1) does not fall within article 11 (3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                 SUMMARY OF THE TERMS OF THE OFFERED SECURITIES

  This summary highlights selected information regarding the offered securities, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offered securities, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we note otherwise.

  The 8 classes of securities listed in the table below will be issued by the trust. We are not offering the Class C certificates. The trust will own a pool of contracts financing the purchase of recreational vehicles, marine products, motorcycles, horse trailers, sports vehicles and keyboards.

                                        Interest   Approximate     S&P   Moody's
Class                                     Rate   Principal Amount Rating Rating
-----                                   -------- ---------------- ------ -------
Class A-1 Notes........................       %    $100,000,000    AAA     Aaa
Class A-2 Notes........................       %    $175,000,000    AAA     Aaa
Class A-3 Notes........................       %    $ 66,400,000    AAA     Aaa
Class A-PPIO Notes.....................       %        (1)         AAA     Aaa
Class M-1 Notes........................       %    $ 22,500,000     AA     Aa2
Class M-2 Notes........................       %    $ 23,500,000     A      A2
Class B Notes..........................       %    $ 23,500,000    BBB-   Baa3
Class C Certificates...................    --               --     --      --

--------
(1) The Class A-PPIO notes pay interest only, based on a notional principal amount. That notional principal amount will be based on a prepayment protected, fixed schedule as described under "Description of the Notes-- Class A-PPIO Notional Amount" for the first 36 distribution dates and will be zero thereafter.

  Conseco Securitizations will not issue or sell the securities unless S&P and Moody's assign each class the rating listed above.

  The rating of each class of notes addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Seller........................
                                Conseco Finance Securitizations Corp., 300
                                Landmark Towers, 345 St. Peter Street, St.
                                Paul, Minnesota, 55102, telephone: (651) 293-
                                3400.

Servicer......................  Conseco Finance Corp., 1100 Landmark Towers,
                                345 St. Peter Street, St. Paul, Minnesota
                                55102, telephone: (651) 293-3400. Conseco
                                Finance Corp. was formerly named Green Tree
                                Financial

                                Corporation. Conseco Finance is a wholly owned subsidiary of Conseco Inc. Conseco Inc. has not guaranteed any of the obligations of Conseco Finance or Conseco Securitizations with respect to the contracts, the securities or the trust.

Indenture Trustee.............
                                U.S. Bank Trust National Association, St. Paul, Minnesota, will be the indenture trustee. For a more complete description of the indenture trustee's responsibilities, see "The Notes--The Indenture Trustee" in the prospectus.

Owner Trustee.................  Wilmington Trust Company, Wilmington, Delaware,
                                will be the owner trustee. For a more complete description of the owner trustee's responsibilities, see "Description of the Trust Documents--The Trustee" in the prospectus.

Distribution Date.............
                                The fifteenth day of each month or, if that day is not a regular business day, the next regular business day. The first distribution date will be on November 15, 2001.

Record Date...................  The business day just before the related distribution date.

Description of the Notes......  The trust will issue the notes pursuant to the indenture between the trust and the indenture trustee. The notes will be debt obligations of the trust, secured by the contracts and the other property of the trust.

Description of the
Certificates..................  The trust will issue the Class C certificates pursuant to the trust agreement between Conseco Securitizations, as depositor, and the owner trustee. The Class C certificates will represent undivided ownership interests in the trust, and will be subordinated to the notes. The Class C certificates are not offered under this prospectus supplement and will initially be retained by an affiliate of Conseco Securitizations.

Distributions on the Notes....  Distributions on the notes on any distribution date will be made primarily from amounts collected on the contracts during the prior month. On each distribution date the indenture trustee will apply the amount available in the note distribution account to make distributions on the notes in the following order of priority:

                                   (1) Interest on the principal balance (or
                                       notional amount) of the Class A-1
                                       notes, Class A-2 notes, Class A-3 notes
                                       and Class A-PPIO notes, pro rata;

                                   (2) Interest on the adjusted principal
                                       balance of the Class M-1 notes, Class
                                       M-2 notes and Class B notes in that
                                       order of priority;

                                   (3) So long as the rate of delinquencies
                                       and losses on the contracts remains
                                       below specified levels, the total note
                                       principal distribution amount will be
                                       distributed to the Class A-1 notes
                                       until the principal balance of the
                                       Class A-1 notes has been reduced to
                                       $50,000,000. After the outstanding
                                       principal balance of the Class A-1
                                       notes has been reduced to $50,000,000,
                                       the total note principal distribution
                                       amount will be distributed in the
                                       following manner and order of priority
                                       (percentages are approximate due to
                                       rounding):

                                          (a) approximately 80.74% of the total
                                              note principal distribution
                                              amount to the Class A-1, the
                                              Class A-2 and Class A-3 notes, in
                                              sequential order,

                                          (b) approximately 6.23% of the total
                                              note principal distribution
                                              amount to the Class M-1 notes,

                                          (c) approximately 6.51% of the total
                                              note principal distribution
                                              amount to the Class M-2 notes,
                                              and

                                          (d) approximately 6.51% of the total
                                              note principal distribution
                                              amount to the Class B notes.

                                      If the rate of delinquencies and losses
                                      on the contracts exceeds those specified levels, then the total note principal distribution amount will instead be distributed first to the Class A-1, Class A-2 and Class A-3 notes pro rata until the principal balances of those classes have been reduced to zero, and then sequentially to the Class M-1 notes, Class M-2 notes and Class B notes, in each case until the adjusted principal balance of that class has been reduced to zero.

                                The adjusted principal balance of the Class M and Class B notes will be equal to that class's original principal balance minus all principal payments previously made on that class and minus any liquidation loss principal amount allocated to that class. A liquidation loss principal amount will occur if the aggregate unpaid principal amount of the notes on a distribution date, after giving effect to the distribution of the entire amount available for that distribution date, and after exhausting all funds in the reserve account, is greater than the aggregate scheduled principal balance of the remaining contracts. Any liquidation loss principal amount will be allocated to the Class B notes, then to the Class M-2 notes and finally to the Class M-1 notes, in each case until the adjusted principal balance of that class is reduced to zero. No liquidation loss principal amounts will be allocated to the Class A notes. If liquidation loss principal amounts occur on a class of notes, both the liquidation loss principal amounts and the interest accrued on those amounts will be distributable on future distribution dates, but only on a subordinated basis as described under "Description of the Notes--Subordination of the Class M and Class B Notes."

                                As described under "Description of the Notes-- Total Note Principal Distribution Amount," the total note principal distribution amount will include a formula principal distribution amount plus, for a limited number of distribution dates commencing with the first distribution date, an additional principal distribution amount. The total note principal distribution amount for each distribution date will not include the amount of principal, if any, payable to the Class C certificates.

                                See "Description of the Trust Documents and
                                Indenture--Distributions" for a more detailed description of the amounts that will constitute the amount available for any distribution date.

Reserve Account...............  Each class of notes will have the benefit of the reserve account as credit enhancement. On the closing date, Conseco Securitizations will deposit $12,844,418.41 in the reserve account.

                                On each distribution date, if collections on the contracts are insufficient to pay interest then due on the notes, the indenture trustee will withdraw funds from the reserve account to pay these amounts in the order of priority described under "Distributions on the Notes" above.

                                If on any distribution date the aggregate principal balance of the notes, after giving effect to distributions of all amounts collected on the contracts, would be greater than the aggregate scheduled principal balance of the contracts, the indenture trustee will withdraw an amount equal to that deficiency from the reserve account, and distribute that amount as principal on the notes in the manner described under "Distributions on the Notes" above.

                                On the final scheduled distribution date for any class of notes, if any principal amount of that class remains outstanding, the indenture trustee will withdraw funds from the reserve account to reduce the principal balance of that class to zero.

                                In addition, the indenture trustee will
                                withdraw amounts from the reserve account on any distribution date to the extent that such amounts together with the amount available for such distribution date would be sufficient to pay the sum of the servicing fee, the aggregate outstanding principal balance of the notes, all accrued interest on the notes, and the adjusted issue price of the Class A-PPIO notes, in full.

                                On each distribution date, the trust will distribute any funds on deposit in the reserve account in excess of the required balance to the holder of the Class C certificate. The required balance for the reserve account until and including the distribution date in October 2003 will be equal to the lesser of $12,844,418.41 and the sum of the aggregate outstanding principal balance of the Class A notes and the adjusted principal balance of the Class M notes and Class B notes. Beginning on the distribution date in November 2003, and if the rate of delinquencies and losses on the contracts remains below specified levels, the required balance for the reserve account will be equal to the greater of

                                    (a)  3.0% of the aggregate outstanding
                                         principal balance of the contracts;
                                         and

                                    (b)  the lesser of 2.0% of the aggregate
                                         principal balance of the contracts as
                                         of the cutoff date and the sum of the
                                         aggregate outstanding principal
                                         balance of the Class A notes and the
                                         adjusted principal balance of the
                                         Class M and Class B notes.

                                If withdrawals are made, the indenture trustee will make deposits into the reserve account on each succeeding distribution date from any collections on the contracts remaining after payment of interest, formula principal on the notes and any liquidation loss principal amounts together with interest on those amounts, until the required balance is restored. We cannot assure you that the amounts in the reserve account will be sufficient to make up for delinquencies or losses on the contracts or that if withdrawals are made sufficient funds would be available to restore its balance.

Overcollateralization;
Additional Principal            On the closing date, the aggregate principal
Distributions.................  balance of the contracts as of the cut-off date will exceed the aggregate original principal balance of the notes by approximately
                                $17,247,280.49, or approximately 4.0% of the aggregate cut-off date principal balances of the contracts. Beginning on the first distribution date, the noteholders will receive an additional distribution of principal, to the extent there is any amount available remaining after payment of all interest and formula principal on the notes, any required deposits in the reserve account and the monthly servicing fee to the servicer for that distribution date, until the pool scheduled principal balance exceeds the aggregate principal balance of the notes by the lesser of $32,111,046.04 (approximately 7.5% of the aggregate cut-off date principal balances of the contracts included in the trust as of the closing date) and 15.0% of the outstanding principal balance of the contracts. These additional principal distributions will be paid on the various classes of notes in the manner described under "Distributions on the Notes" above.

                                If this level of overcollateralization is reached, it will be maintained, to the extent the available funds permit the distribution of the entire total note principal distribution amount on each distribution date. So long as the rate of delinquencies and losses on the contracts remains below specified levels, the level of overcollateralization will be limited to the required amount specified in the preceding paragraph. As a result, under these conditions the Class C certificates will be entitled to receive distributions of principal collections on the contracts to the extent those principal collections are not required to be distributed on the notes to maintain this level of overcollateralization.

Purchase Option...............  Beginning on the distribution date when the pool scheduled principal balance of the
                                contracts is less than 10% of the cutoff date pool principal balance of the contracts, the holder of the Class C certificates will have the right to repurchase all of the outstanding contracts, at a price at least sufficient to pay the aggregate unpaid principal balance of the notes plus all accrued and unpaid interest. See "Description of the Trust Documents and Indenture--Purchase Option."

The Contracts.................  The contracts are retail installment sales contracts and promissory notes for the purchase of recreational vehicles, marine products, motorcycles, horse trailers, sports vehicles and keyboards. Conseco Finance and Conseco Securitizations provide more information about the contracts and the products they financed in "The Contract Pool."

Tax Status....................  In the opinion of Conseco Securitizations's counsel, for federal and Minnesota income tax purposes, the Class A, Class M and Class B notes will be characterized as debt, and the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation. By purchasing a note, you will agree to treat the notes as debt. The Class A-PPIO notes will be considered to have been issued with original issue discount. See "Federal and State Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" and "State Income Tax Consequences" in the prospectus.

ERISA Considerations..........  Subject to the conditions described under
                                "ERISA Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 may purchase the notes.

Reports to Holders of the
Notes.........................  Conseco Finance will provide to the holders of the notes monthly and annual reports about the notes and the trust. Unless and until definitive notes are issued, the reports will be sent to Cede & Co., as registered holder of the notes and nominee of DTC. For a more complete description of the reports you will receive, see "Description of the Trust Documents and Indenture--Statements to Noteholders."

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the securities.

The trust has limited assets.

  Holders of the notes must rely for repayment upon payments on the contracts and the limited amount deposited into the reserve account. The trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the contracts and the reserve account.

The Class M and Class B notes are subordinated and could be allocated losses.

  Distributions of interest and principal on the Class M and Class B notes will be subordinated to the rights of the holders of the Class A notes to receive prior payment of interest and principal, respectively. See "Description of the Trust Documents and Indenture--Distributions." This makes it more likely that the Class M and Class B notes might not receive timely distributions of interest and principal, or may not receive all the amounts due them.

  Furthermore, liquidation losses on the contracts, to the extent they exceed the amount of overcollateralization and the amount on deposit in the reserve fund, will reduce (by causing a write-down of) the adjusted principal balance of the Class B notes, then the Class M-2 notes and then the Class M-1 notes. If a liquidation loss is allocated to the Class B notes, the Class M-2 notes or the Class M-1 notes, interest on the liquidation loss principal amounts will be distributable to these noteholders, only to the extent of amounts available after payment of interest on the Class A notes, interest on the adjusted principal balances of the Class M and Class B notes, and formula principal due on the notes, as described in "Description of the Trust Documents and Indenture--Distributions" and the actual liquidation loss principal amount will only be distributable only to the extent that further amounts remain available after the payout of interest on the liquidation loss principal amounts. For a description of liquidation losses, see "Description of the Notes--Losses on Liquidated Contracts" and "--Liquidation Loss Interest" in this prospectus supplement.

Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture and may have limited rights upon nonpayment of interest.

  If an event of default occurs under the indenture, only the holders of the most senior class of notes outstanding (for example, the Class A notes, or after the Class A notes have been paid in full but the Class M-1 notes are still outstanding, the Class M-1 notes) may waive the event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of the outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes has been paid in full.

Conseco Finance has limited delinquency, loan loss and repossession experience.

  Conseco Finance began originating installment sales contracts for recreational vehicles in 1985 and for motorcycles in 1988, but has less extensive underwriting and servicing experience with other types of products financed by the contracts. Although Conseco Finance has calculated and presented its delinquency and net loss experience for its servicing portfolio of similar contracts, you must not assume that the information presented will reflect actual experience for the contracts owned by the trust. In addition, you must not assume that the future delinquency, loan loss or repossession experience of the trust for the contracts will be better or worse than those described for our servicing portfolio. See "The Contract Pool--Delinquency, Loan Loss and Repossession Information." If the delinquency, default and loss experience of the contracts owned by the trust is worse than expected, you could suffer a loss on your investment.

Higher than expected delinquencies, higher than expected defaults, or higher than expected losses after default could result in a loss on your investment.

  Payments on the notes will be made primarily from payments on the contracts. If the obligors on the contracts do not make timely payments, the trust may not be able to make timely payment of interest and principal on your notes. If an obligor defaults on a contract, then the trust will be relying on the servicer's ability to repossess and resell the related product.

You should consider these risks that might cause higher than expected delinquencies, defaults or losses:

 . Geographic concentration of contracts increases your exposure to local economic conditions.

    As of the cutoff date, the obligors on approximately 15.46%, 15.32% and 10.36% of the contracts, based on principal balance and billing address of the obligor, were located in California, Texas and Florida, respectively. See "The Contract Pool." Accordingly, adverse economic conditions or other factors particularly affecting these states could adversely affect the delinquency, loan loss or repossession experience of the trust with respect to the contracts. If the delinquency, default and loss experience of the contracts owned by the trust is worse than expected, you could suffer a loss on your investment.

 .  The trust may not be able to enforce the contracts.

    When Conseco Finance originated each contract, it required the customer to grant Conseco Finance a security interest in the financed product. When Conseco Finance assigns the contracts to Conseco Securitizations, it will also assign its security interests in the financed products. Because of the administrative burden and expense, the documents reflecting the security interest in the products will not be amended to reflect the assignment of the security interest. As a result, there is a risk that the trust will not have a perfected security interest in the products. Under various circumstances, including if Conseco Finance were no longer the servicer of the contracts and the trust had to begin enforcing contracts in its own name, either directly or through a replacement servicer, there is a risk that the trust would be unable to repossess a product following a default on the related contract, which would result in higher losses on the contract pool. If losses on the contract pool exceed expected levels, you may suffer a loss on your investment.

The trust may not own the contracts.

  Conseco Finance will hold the files evidencing the contracts, as servicer on behalf of the trust. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in our possession. Conseco Finance will file UCC financing statements reflecting the assignment of the contracts to the trustee, and its accounting records and computer systems will also reflect that assignment. Conseco Finance will stamp each contract to indicate that the contract has been sold. Despite these precautions, if, through inadvertence or otherwise, any of the contracts were sold or pledged to another party and that party took possession of those contracts, then that purchaser, or secured party, could acquire an interest in those contracts superior to that of the trustee. If the trust is unable to collect payments on some or all of the contracts, then you may suffer a loss on your investment.

Prepayments on the contracts are unpredictable.

  The contracts may be prepaid in full or in part at any time before their scheduled maturity at the option of obligor. The rate of payments on the contracts will be affected by various factors, including general and regional economic conditions and prevailing interest rates. The prepayment experience on similar contracts varies greatly and may affect the average life of the securities. You must not assume that the contracts will prepay at any particular rate, or at a constant rate. For more information, see "Yield and Prepayment Considerations." You will bear all reinvestment risk resulting from prepayments on the contracts and the rate of principal payments on your notes.

There may be no secondary market for the notes, which means you may have trouble selling them when you want to.

  We cannot assure to you that a secondary market will develop for the notes or, if a secondary market does develop, that it will provide the holders of any of the notes with liquidity of investment. We also cannot assure you that if a secondary market does develop, that it will continue to exist for the term of the notes.

If Conseco Finance becomes insolvent, you may suffer delays or reductions in distributions on your notes.

  Conseco Finance intends that each transfer of contracts to Conseco Securitizations, and by Conseco Securitizations to the trust, will constitute a sale, rather than a pledge of the contracts to secure indebtedness. However, if Conseco Finance were to become a debtor under the federal bankruptcy code, it is possible that its creditors, a bankruptcy trustee or Conseco Finance as debtor-in-possession, may argue that the sale of the contracts was a pledge of the contracts rather than a sale or that the assets of the trust and Conseco Securitizations should be consolidated in Conseco Finance's bankruptcy estate. Either such position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the notes.

  We have defined some of the terms used in this prospectus supplement in the "Glossary" section at the back of the prospectus.

                                   THE TRUST

  The following information supplements the information in the prospectus. You should consider, in addition to the information below, the information under "The Trusts" in the prospectus.

General

  Conseco Finance Recreational Enthusiast Consumer Trust 2001-A is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

  (1) acquiring, holding and managing the contracts and the other assets of the trust and its proceeds;

  (2) issuing the notes and the certificates;

  (3) making payments on the notes and the certificates; and

  (4) engaging in other activities that are necessary, suitable or convenient to accomplish the above or are incidental or connected to those activities.

The trust will initially be capitalized with equity of approximately $17,247,280.49 from the sale of the certificates. The equity of the trust, together with the proceeds of the initial sale of the notes, will be used by the trust to purchase the contracts from Conseco Securitizations under the sale and servicing agreement among Conseco Securitizations, as the seller of the contracts, Conseco Finance, as the servicer of the contracts, and the trust.

  The trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

  The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the notes and certificates had taken place on that date:

      Class A-1 notes.............................................. $100,000,000
      Class A-2 notes..............................................  175,000,000
      Class A-3 notes..............................................   66,400,000
      Class M-1 notes..............................................   22,500,000
      Class M-2 notes..............................................   23,500,000
      Class B notes................................................   23,500,000
      Class C certificates.........................................   17,247,280
                                                                    ------------
        Total...................................................... $428,147,280
                                                                    ============

The Owner Trustee

  Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The owner trustee will perform limited administrative functions under the trust agreement, including making distributions from the certificate distribution account. The owner trustee's liability in connection with the issuance and sale of the certificates and the notes is limited solely to the express obligations of the owner trustee described in the trust agreement.

                               THE TRUST PROPERTY

  The trust property will consist of:

  (1) the contracts;

  (2) all rights to receive payments due thereon on or after the cutoff date, excluding certain insurance premiums, late fees and other servicing charges;

  (3) such amounts as from time to time may be held in the collection account and any other accounts established and maintained by the servicer pursuant to the sale and servicing agreement;

  (4) an assignment of the security interests in the products securing the related contracts;

  (5) an assignment of the right to receive proceeds from claims on certain insurance policies covering the products and the obligors;

  (6) the reserve account; and

  (7) all other rights under the trust documents.

See "The Contracts" and "Description of the Trust Documents--Collections" in the prospectus.

  Conseco Finance, as custodian on behalf of the trust, will hold each original contract, as well as copies of documents and instruments relating to such contract and evidencing the security interest in the product securing that contract.

  To protect the trust's ownership interest in the contracts, we will file UCC-1 financing statements in Minnesota and Delaware to give notice of the trust's ownership of the contracts and the related trust property.

  Under the indenture, the trust will grant a security interest in favor of the indenture trustee in the trust property, the rights of the trust under the sale and servicing agreement, and the collection account and note distribution account. Any proceeds of the trust property will be distributed according to the indenture. See "Description of the Trust Documents and Indenture-- Distributions" in this prospectus supplement.

  Payments and recoveries in respect of principal and interest on the contracts will be paid into a separate trust account maintained at an eligible institution, initially U.S. Bank National Association, in the name of the indenture trustee, no later than one business day after receipt. The indenture trustee will, on the fifteenth day of each month or, if such day is not a business day, the next succeeding business day, deposit funds from the collection account into the note distribution account and the certificate distribution account. Payments on deposit in the note distribution account will be applied by the indenture trustee on each distribution date to make the distributions to the noteholders as of the immediately preceding record date and payments on deposit in the certificate distribution account will be applied by the owner trustee on each distribution date to make the distributions to the certificateholders as of the immediately preceding record date, all as described under "Description of the Notes" and "Description of the Trust Documents and Indenture."

  Following the transfer of the contracts from Conseco Finance to Conseco Securitizations, and then by Conseco Securitizations to the trust, Conseco Finance's obligations are limited to:

  (1) its obligations as servicer to service the contracts;

  (2) the representations and warranties in the sale and servicing agreement as described under "Description of the Trust Documents--Sale and Assignment of the Contracts" in the prospectus; and

  (3) indemnities and the payment of trustees' fees.

  Conseco Finance is obligated under the sale and servicing agreement to repurchase any contract on the first distribution date which is more than 90 days after Conseco Finance becomes aware, or receives written notice from the indenture trustee or the owner trustee, of any breach of any representation and warranty in the sale and servicing agreement that materially and adversely affects the securityholders' interest in the contract if the breach has not been cured prior to that date. The sale and servicing agreement also provides that Conseco Finance is obligated to repurchase contracts and to indemnify the indenture trustee, the owner trustee and the securityholders about other matters. Conseco Finance is also obligated to pay the fees of the owner trustee and indenture trustee.

                               THE CONTRACT POOL

General

  These contracts were originated through November 2000 and will be transferred to the trust by Conseco Securitizations on the closing date. The information for each contract is as of September 30, 2001, which is the cutoff date for each contract. The contracts had an aggregate principal balance as of the cutoff date of $428,147,280.49.

  The contracts were purchased by Conseco Finance from dealers who regularly originate and sell such contracts or were originated by Conseco Finance directly. Conseco Finance discontinued originating these types of fixed rate contracts in the fourth quarter of 2000, but continues to service a portfolio of these contracts. Conseco Finance continues to finance similar types of products through a different financing program.

Certain Other Characteristics

  The contracts:

    (1) had a remaining maturity, as of the cutoff date, of at least 1 month, but not more than 281 months,

    (2) had an original maturity of at least 18 months, but not more than 300 months,

    (3) had an original principal balance of at least $1,934.64 and not more than $429,275.84,

    (4) had a remaining principal balance as of the cutoff date of at least $1,000.15 and not more than $420,715.29, and

    (5) had a contractual rate of interest of at least 4.24% and not more than 24.99%.

Neither Conseco Securitizations nor Conseco Finance may substitute other contracts for the contracts owned by the trust at any time during the term of the sale and servicing agreement.

  The information in the tables below is in each case based on the contracts as of the cutoff date. Due to rounding, the percentages in the following tables may not sum to 100%.

                        Characteristics of the Contracts

                                                               % of               Weighted  Weighted
                                                              Cutoff               Average   Average  Weighted
                                      % of      Scheduled    Date Pool  Average   Remaining Original  Average
                          Number of Contract    Principal    Principal Principal    Term    Scheduled Contract
Asset Type                Contracts   Pool       Balance      Balance   Balance    (1)(2)   Term (2)    Rate
----------                --------- -------- --------------- --------- ---------- --------- --------- --------
Recreational Vehicle....    6,730     18.90% $116,773,593.94   27.27%  $17,351.20  146.42    162.50    13.34%
Marine Product..........    6,211     17.44    99,540,298.68   23.25    16,026.45  134.97    151.42    13.97
Motorcycle..............    7,805     21.92    99,304,414.97   23.19    12,723.18   71.07     86.64    14.47
Horse Trailers..........    7,443     20.90    77,592,987.24   18.12    10,424.96  128.51    149.06    12.43
Sports Vehicle..........    6,614     18.57    26,374,627.17    6.16     3,987.70   42.72     64.52    16.87
Keyboard................      805      2.26     8,561,358.49    2.00    10,635.23   80.73    109.37    11.79
                           ------    ------  ---------------  ------   ----------  ------    ------    -----
 Total..................   35,608    100.00% $428,147,280.49  100.00%  $12,023.91  115.33    132.79    13.77%
                           ======    ======  ===============  ======   ==========  ======    ======    =====

--------
(1) Based on scheduled payments due after the cutoff date and assuming no prepayments on the contracts.
(2) Expressed in number of months.

                   Geographic Concentration of the Contracts

                                                                     % of
                                                 Aggregate         Contracts
                                Number of    Principal Balance  by Outstanding
                             Contracts as of    Outstanding    Principal Balance
State                          Cutoff Date   as of Cutoff Date as of Cutoff Date
------                       --------------- ----------------- -----------------
Alabama.....................        932       $ 10,444,906.39         2.44%
Alaska......................         60          1,785,020.77         0.42
Arizona.....................      1,537         18,677,499.05         4.36
Arkansas....................        149          2,135,724.25         0.50
California..................      5,323         66,184,370.22        15.46
Colorado....................        815         10,432,686.88         2.44
Connecticut.................        338          3,542,617.05         0.83
Delaware....................         49            550,441.43         0.13
District of Columbia........         26            207,697.08         0.05
Florida.....................      3,522         44,343,991.81        10.36
Georgia.....................      1,615         17,626,591.98         4.12
Hawaii......................         63            754,375.29         0.18
Idaho.......................         62          1,105,391.64         0.26
Illinois....................        506          5,807,657.60         1.36
Indiana.....................        421          4,434,185.39         1.04
Iowa........................        131          1,732,233.25         0.40
Kansas......................        183          2,224,488.67         0.52
Kentucky....................        493          4,264,316.36         1.00
Louisiana...................        447          5,662,857.29         1.32
Maine.......................         48            450,269.93         0.11
Maryland....................        471          4,588,965.96         1.07
Massachusetts...............        506          5,462,699.16         1.28
Michigan....................        602          8,781,394.39         2.05
Minnesota...................        369          5,070,732.96         1.18
Mississippi.................        324          4,734,954.89         1.11
Missouri....................        681          6,569,597.99         1.53
Montana.....................         66            837,426.05         0.20
Nebraska....................         82          1,249,978.61         0.29
Nevada......................        440          5,878,958.05         1.37
New Hampshire...............         96            997,471.08         0.23
New Jersey..................        822          8,019,465.67         1.87
New Mexico..................        480          6,032,495.16         1.41
New York....................        636          7,598,019.33         1.77
North Carolina..............      1,724         15,907,954.58         3.72
North Dakota................         40            627,806.21         0.15
Ohio........................        429          5,621,543.26         1.31
Oklahoma....................        448          5,602,611.50         1.31
Oregon......................        754          9,742,632.87         2.28
Pennsylvania................        540          5,448,552.63         1.27
Rhode Island................        152          1,733,458.27         0.40
South Carolina..............        975         12,707,364.89         2.97
South Dakota................         30            476,708.80         0.11
Tennessee...................        603          8,474,430.06         1.98
Texas.......................      5,281         65,600,584.32        15.32
Utah........................        119          1,703,899.47         0.40
Vermont.....................         38            287,851.51         0.07
Virginia....................        767          7,967,983.35         1.86
Washington..................      1,080         14,226,300.56         3.32
West Virginia...............         69            725,090.59         0.17
Wisconsin...................        218          2,527,906.80         0.59
Wyoming.....................         46            575,119.19         0.13
                                 ------       ---------------       ------
Total.......................     35,608       $428,147,280.49       100.00%
                                 ======       ===============       ======

  The state concentrations described in this table are based on the billing address of the obligor listed in Conseco Finance's records.

           Distribution of Original Contract Amounts of the Contracts

                                                 Aggregate
                                                 Principal
                                                  Balance      % of Contracts
                                Number of       Outstanding    by Outstanding
                                Contracts      as of Cutoff   Principal Balance
Original Contract Amount    as of Cutoff Date      Date       as of Cutoff Date
------------------------    ----------------- --------------- -----------------
Less than $10,000.00......       14,665       $ 64,274,516.61       15.01%
$10,000.00 to $19,999.99..       15,073        190,918,480.35       44.59
$20,000.00 to $29,999.99..        3,791         80,698,943.76       18.85
$30,000.00 to $39,999.99..          987         31,070,873.32        7.26
$40,000.00 to $49,999.99..          506         20,647,312.19        4.82
$50,000.00 to $59,999.99..          252         12,930,928.36        3.02
$60,000.00 to $69,999.99..          129          7,938,829.28        1.85
$70,000.00 to $79,999.99..           65          4,700,912.50        1.10
$80,000.00 to $89,999.99..           45          3,705,464.34        0.87
$90,000.00 to $99,999.99..           27          2,478,429.20        0.58
$100,000.00 to
 $109,999.99..............           13          1,315,664.69        0.31
$110,000.00 to
 $119,999.99..............           18          1,953,728.41        0.46
$120,000.00 to
 $129,999.99..............           10          1,197,680.80        0.28
$130,000.00 to
 $139,999.99..............           10          1,306,873.23        0.31
$140,000.00 to
 $149,999.99..............            8          1,126,489.12        0.26
$150,000.00 to
 $159,999.99..............            1            145,912.58        0.03
$160,000.00 to
 $169,999.99..............            2            312,845.19        0.07
$180,000.00 to
 $189,999.99..............            3            506,378.57        0.12
$200,000.00 to
 $209,999.99..............            1            195,521.02        0.05
$340,000.00 to
 $349,999.99..............            1            300,781.68        0.07
$420,000.00 to
 $429,999.99..............            1            420,715.29        0.10
                                 ------       ---------------      ------
  Total...................       35,608       $428,147,280.49      100.00%
                                 ======       ===============      ======

                      Year of Origination of the Contracts

                                                                    % of Contracts
                                               Aggregate Principal  by Outstanding
  Year of                  Number of Contracts Balance Outstanding Principal Balance
 Oiginationr                as of Cutoff Date   as of Cutoff Date  as of Cutoff Date
-----------                ------------------- ------------------- -----------------
   1987...................            4          $     21,800.74          0.01%
   1988...................            8                61,563.39          0.01
   1992...................            3                 6,526.08             *
   1993...................            3                41,462.61          0.01
   1994...................           63               517,671.63          0.12
   1995...................          541             5,577,019.13          1.30
   1996...................           23               262,106.66          0.06
   1997...................           10               164,089.13          0.04
   1998...................           51               897,406.75          0.21
   1999...................        9,534            61,672,418.80         14.40
   2000...................       25,368           358,925,215.57         83.83
                                 ------          ---------------        ------
    Total.................       35,608          $428,147,280.49        100.00%
                                 ======          ===============        ======

--------
* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the initial contracts as of the cutoff date.

                Distribution of Contract Rates of the Contracts

                                                                       % of Contracts
                                                  Aggregate Principal  by Outstanding
                              Number of Contracts Balance Outstanding Principal Balance
Contract Rate                  as of Cutoff Date   as of Cutoff Date  as of Cutoff Date
-------------                 ------------------- ------------------- -----------------
Less than 6.001%..........              18          $    451,597.66          0.11%
 6.001% to 7.000%.........              14               145,895.12          0.03
 7.001% to 8.000%.........              10                91,690.81          0.02
 8.001% to 9.000%.........             120             5,583,430.01          1.30
 9.001% to 10.000%........             557            12,796,041.75          2.99
10.001% to 11.000%........           1,647            33,020,176.37          7.71
11.001% to 12.000%........           2,687            46,871,433.69         10.95
12.001% to 13.000%........           5,192            80,109,787.50         18.71
13.001% to 14.000%........           6,441            86,248,245.10         20.14
14.001% to 15.000%........           6,291            63,901,207.11         14.93
15.001% to 16.000%........           4,608            40,305,019.51          9.41
16.001% to 17.000%........           3,093            24,138,248.70          5.64
17.001% to 18.000%........           2,783            19,497,367.23          4.55
18.001% to 19.000%........             815             5,753,516.43          1.34
19.001% to 20.000%........             703             4,163,208.19          0.97
20.001% to 21.000%........             220             1,474,156.92          0.34
21.001% to 22.000%........             393             3,396,609.21          0.79
22.001% to 23.000%........              13               164,788.44          0.04
23.001% to 24.000%........               1                12,320.93             *
24.001% to 25.000%........               2                22,539.81          0.01
                                    ------          ---------------        ------
  Total...................          35,608          $428,147,280.49        100.00%
                                    ======          ===============        ======
--------
*  Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the contracts as of the cutoff date.

                 Remaining Months to Maturity of the Contracts

                                                                       % of Contracts
                                                  Aggregate Principal  by Outstanding
                              Number of Contracts Balance Outstanding Principal Balance
Remaining Months to Maturity   as of Cutoff Date   as of Cutoff Date  as of Cutoff Date
----------------------------  ------------------- ------------------- -----------------
  0 to  30................           3,237          $  8,882,336.90          2.07%
 31 to  60................          10,244            67,610,260.97         15.79
 61 to  90................           8,466            81,937,706.30         19.14
 91 to 120................           3,605            52,603,745.03         12.29
121 to 150................           5,666            90,733,880.24         21.19
151 to 180................           3,543            87,054,893.26         20.33
181 to 210................             301             5,838,162.07          1.36
211 to 240................             545            33,065,580.43          7.72
271 to 300................               1               420,715.29          0.10
                                    ------          ---------------        ------
  Total...................          35,608          $428,147,280.49        100.00%
                                    ======          ===============        ======

                             CONSECO FINANCE CORP.

  The following information supplements, and if inconsistent supersedes, the information in the prospectus under the heading "Conseco Finance Corp." Conseco Finance Corp. was previously named Green Tree Financial Corporation.

Delinquency, Loan Loss and Repossession Information

  The following tables describe our delinquency, loan loss and repossession experience for each period indicated for all recreational vehicle, marine product, motorcycle, horse trailer, sports vehicle and keyboard contracts we have purchased and continue to service, including the contracts which do not meet the selection criteria for sale to the trust. Conseco Finance began originating installment sales contracts for recreational vehicles in 1985 and for motorcycles in 1988, but has less extensive underwriting and servicing experience with contracts for the other products to be included in the trust. Accordingly, the delinquency, loan loss and repossession experience presented below largely represents experience only with recreational vehicle and motorcycle contracts. In addition, because of the rapid growth of our portfolio of consumer product and recreational product contracts prior to the fourth quarter of 2000, the experience shown in more recent periods may not be indicative of the experience to be expected from a more seasoned portfolio.

                             Delinquency Experience

                                      At December 31,                     At
                           ------------------------------------------  June 30,
                            1996    1997     1998     1999     2000      2001
                           ------  -------  -------  -------  -------  --------
Number of Contracts
 Outstanding (1).......... 96,465  146,012  190,492  199,637  176,954  148,448
Number of Contracts
 Delinquent (2)
  30-59 Days..............  1,157    1,489    1,540    2,787    3,776    3,303
  60-89 Days..............    433      622      553      858      756      491
  90 Days or More.........    779    1,318    1,545    1,701      907      884
                           ------  -------  -------  -------  -------  -------
Total Contracts
 Delinquent...............  2,369    3,429    3,638    5,346    5,439    4,678
                           ======  =======  =======  =======  =======  =======
Delinquencies as a
 Percentage of Contracts
 Outstanding (3)..........   2.46%    2.35%    1.91%    2.68%    3.07%    3.15%

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency for the number of contracts delinquent is based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

                       Loan Loss/Repossession Experience
                             (Dollars in Thousands)

                                                                                   Six Months
                                       Year Ended December 31,                       Ended
                         --------------------------------------------------------   June 30,
                           1996       1997        1998        1999        2000        2001
                         --------  ----------  ----------  ----------  ----------  ----------
Number of Contracts
 Serviced (1)...........   97,035     146,895     191,256     200,762     178,063     149,343
Principal Balance of
 Contracts (1).......... $873,557  $1,460,588  $2,091,873  $2,155,001  $2,033,101  $1,717,932
Contract Liquidations:
Units...................    1,619       3,102       4,719       4,561       5,320       2,393
Percentage (2)..........     1.67%       2.11%       2.47%       2.27%       2.99%       1.60%
Net Losses:
Dollars (3)............. $  3,813  $    8,139  $   14,616  $   19,049  $   24,975  $   19,327
Percentage (4)..........     0.44%       0.56%       0.70%       0.88%       1.23%       1.12%

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  Conseco Finance discontinued originating these types of fixed rate contracts in the fourth quarter of 2000, and, as a result, the delinquency and default experience of its servicing portfolio for the year 2001 and in the future will not be mitigated by newly originated contracts. There can be no assurance that the delinquency, loan loss or repossession experience of the trust for the contracts will be better than, worse than or comparable to the experience described above. See "Risk Factors--Conseco Finance has limited delinquency, loan loss and repossession experience."

Recent Developments

  Conseco Finance has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were generally filed as purported class actions on behalf of persons or entities who purchased common stock or options to purchase common stock of Conseco Finance during alleged class periods that generally run from February 1995 to January 1998. One of these lawsuits did not include class action claims. In addition to Conseco Finance, some of Conseco Finance's current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of Conseco Finance's common stock and the other relating to an alleged class of traders in options for Conseco Finance's common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Conseco Finance and the other defendants violated federal securities laws by making false and misleading statements about Conseco Finance's current state and Conseco Finance's future prospects, particularly about prepayment assumptions and performance of some of Conseco Finance's loan portfolios, which allegedly rendered Conseco Finance's financial statements false and misleading. Conseco Finance filed motions to dismiss these lawsuits. On August 24, 1999, Conseco Finance's motions to dismiss were granted with prejudice. The plaintiffs subsequently appealed the decision to the U.S. Court of Appeals for the 8th Circuit, and the appeal is currently pending. Conseco Finance believes that the lawsuits are without merit and intends to defend the lawsuits vigorously. However, the ultimate outcome of these lawsuits cannot be predicted with certainty.

  In addition, Conseco Finance and its subsidiaries are involved on an ongoing basis in lawsuits related to its operations. Although the ultimate outcome of some of these matters cannot be predicted, none of these lawsuits currently pending against Conseco Finance or its subsidiaries is expected, individually or in the aggregate, to have a material adverse effect on Conseco Finance's consolidated financial condition, cash flows or results of operations.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the prospectus under the heading "Yield and Prepayment Considerations."

Class A-PPIO Notes Yield Considerations

  The Class A-PPIO notes will receive payments of interest only on the first 36 distribution dates, and will not receive any payments thereafter. However, the rate of principal payments on the contracts cannot be predicted and, if the pool scheduled principal balance is reduced to zero prior to the distribution date in November 2004, the Class A-PPIO notional principal amount will be reduced to zero prematurely and holders of the Class A-PPIO notes could suffer a loss on their investment. Also, the rate of interest on the Class A-PPIO certificates could adjust downward in the event of rapid prepayments on the contracts, to the extent described under "Description of the Notes--Class A-PPIO Notional Amount." In addition, if as a result of an extremely rapid rate of prepayments, the Class C certificateholder is able to exercise and exercises its option to terminate the trust as described under "Description of the Trust Documents and Indenture--Purchase Option" prior to the distribution date in November 2004, then the holders of the Class A-PPIO notes will receive fewer than the 36 distributions of interest that they would otherwise have been entitled to receive, although they will receive the adjusted issue price as an additional payment, as described under "Description of the Trust Documents and Indenture--Purchase Option."

Weighted Average Life of the Notes

  The following information is given solely to illustrate the effect of prepayments on the contracts on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the notes will be influenced by the rate at which principal on the contracts is paid. Principal payments on the contracts may be in the form of scheduled amortization or prepayments, including, for this purpose, liquidations due to default.

  Prepayment rates for a pool of assets such as the contracts are commonly expressed as a percentage of a given prepayment model. The model used in this prospectus supplement is the constant prepayment rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the contracts secured by all products. The base rate in this prospectus supplement assumes a constant rate of prepayment of 23% CPR.

  As used in the following tables, the columns headed 13%, 18%, 23%, 28% and 33% assume that prepayments on the contracts are made at constant prepayment rates of 13% CPR, 18% CPR, 23% CPR, 28% CPR and 33% CPR, respectively. CPR (INCLUDING ANY OF THE PERCENTAGES OF CPR USED IN THE TABLES BELOW) DOES NOT

PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS OWNED BY THE TRUST.

  The percentages and weighted average lives in the following tables were determined assuming that:

  (1) scheduled interest and principal payments on the contracts are received in a timely manner and prepayments are made at the percentages of CPR set forth in the table;

  (2) the aggregate principal balance of the contracts as of their cutoff date is $428,147,280.49 and the contracts have the characteristics described in the table following this paragraph;

  (3) no interest shortfalls will arise in connection with prepayments in full of the contracts;

  (4) distributions are made on the notes on the 15th day of each month commencing in November 2001;

  (5) the securities are issued on October 30, 2001; and

  (6) the Class C certificateholder does not exercise its option to purchase the remaining contracts when the pool scheduled principal balance is 10% of the cut-off date pool principal balance; except that, where the weighted average life is expressed as "Weighted Average Life to Call," it is assumed that the option to purchase is exercised at the earliest possible date.

                    Assumed Characteristics of the Contracts

                                                             Weighted
                                                    Weighted  Average  Weighted
                                                    Average  Remaining  Average
   Pool                                 Balance      Coupon    Term    Seasoning
   ----                             --------------- -------- --------- ---------
   1............................... $ 76,492,597.87  15.107%     45        20
   2...............................  134,541,451.33  14.158      85        18
   3...............................  177,788,773.50  13.311     146        16
   4...............................   38,903,742.50  11.980     219        17
   5...............................      420,715.29   8.400     281        19
                                    ---------------  ------
     Total......................... $428,147,280.49  13.772%
                                    ===============  ======

  We make no representation that the contracts will not experience delinquencies or losses.

  Based on the foregoing assumptions, the following tables indicate the weighted average life of each class of notes and shows the percentages of the original principal or notional balance of each class that would be outstanding after each of the dates shown, at the indicated percentages of CPR. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

  The weighted average life of each class of the notes listed in the tables below is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of that class of notes by the number of years from the date of issuance of that security to the stated distribution date, (2) adding the results, and (3) dividing the sum by the initial principal balance of that class of notes.

         Percentage of the Original Principal Balance of the Class A-1
                   Notes at the Respective Percentages of the
                               CPR Listed Below:

Date                                               13%   18%   23%   28%   33%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
October 15, 2002..................................    9     0     0     0     0
October 15, 2003..................................    0     0     0     0     0
Weighted Average Life to Call..................... 0.51  0.42  0.36  0.30  0.26
Weighted Average Life to Maturity................. 0.51  0.42  0.36  0.30  0.26

         Percentage of the Original Principal Balance of the Class A-2
                   Notes at the Respective Percentages of the
                               CPR Listed Below:

Date                                               13%   18%   23%   28%   33%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
October 15, 2002..................................  100    96    88    79    70
October 15, 2003..................................   70    57    44    34    24
October 15, 2004..................................   41    28    17     7     0
October 15, 2005..................................   20     8     0     0     0
October 15, 2006..................................    6     0     0     0     0
October 15, 2007..................................    0     0     0     0     0
Weighted Average Life to Call..................... 2.86  2.36  1.99  1.71  1.48
Weighted Average Life to Maturity................. 2.86  2.36  1.99  1.71  1.48

         Percentage of the Original Principal Balance of the Class A-3
                   Notes at the Respective Percentages of the
                               CPR Listed Below:

Date                                               13%   18%   23%   28%   33%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
October 15, 2002..................................  100   100   100   100   100
October 15, 2003..................................  100   100   100   100   100
October 15, 2004..................................  100   100   100   100    95
October 15, 2005..................................  100   100    94    72    54
October 15, 2006..................................  100    86    63    45    31
October 15, 2007..................................   84    59    41    27    18
October 15, 2008..................................   57    37    24    15     0
October 15, 2009..................................   43    27    16     0     0
October 15, 2010..................................   31    18     0     0     0
October 15, 2011..................................   21    12     0     0     0
October 15, 2012..................................   13     0     0     0     0
October 15, 2013..................................    0     0     0     0     0
Weighted Average Life to Call..................... 7.10  6.02  5.20  4.49  3.90
Weighted Average Life to Maturity................. 7.99  6.89  5.93  5.13  4.49

         Percentage of the Original Principal Balance of the Class M-1
                   Notes at the Respective Percentages of the
                               CPR Listed Below:

Date                                               13%   18%   23%   28%   33%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
October 15, 2002..................................   86    81    75    70    65
October 15, 2003..................................   65    57    49    43    37
October 15, 2004..................................   47    40    33    27    22
October 15, 2005..................................   35    27    21    16    12
October 15, 2006..................................   26    20    14    10     7
October 15, 2007..................................   19    13     9     6     4
October 15, 2008..................................   13     9     5     3     0
October 15, 2009..................................   10     6     4     0     0
October 15, 2010..................................    7     4     0     0     0
October 15, 2011..................................    5     3     0     0     0
October 15, 2012..................................    3     0     0     0     0
October 15, 2013..................................    0     0     0     0     0
Weighted Average Life to Call..................... 3.47  2.90  2.47  2.13  1.85
Weighted Average Life to Maturity................. 3.67  3.10  2.64  2.27  1.98

         Percentage of the Original Principal Balance of the Class M-2
                   Notes at the Respective Percentages of the
                               CPR Listed Below:

Date                                               13%   18%   23%   28%   33%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
October 15, 2002..................................   86    81    75    70    65
October 15, 2003..................................   65    57    49    43    37
October 15, 2004..................................   47    40    33    27    22
October 15, 2005..................................   35    27    21    16    12
October 15, 2006..................................   26    20    14    10     7
October 15, 2007..................................   19    13     9     6     4
October 15, 2008..................................   13     9     5     3     0
October 15, 2009..................................   10     6     4     0     0
October 15, 2010..................................    7     4     0     0     0
October 15, 2011..................................    5     3     0     0     0
October 15, 2012..................................    3     0     0     0     0
October 15, 2013..................................    0     0     0     0     0
Weighted Average Life to Call..................... 3.47  2.90  2.47  2.13  1.85
Weighted Average Life to Maturity................. 3.67  3.10  2.64  2.27  1.98

          Percentage of the Original Principal Balance of the Class B
                   Notes at the Respective Percentages of the
                               CPR Listed Below:

Date                                               13%   18%   23%   28%   33%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
October 15, 2002..................................   86    81    75    70    65
October 15, 2003..................................   65    57    49    43    37
October 15, 2004..................................   47    40    33    27    22
October 15, 2005..................................   35    27    21    16    12
October 15, 2006..................................   26    20    14    10     7
October 15, 2007..................................   19    13     9     6     4
October 15, 2008..................................   13     9     5     3     0
October 15, 2009..................................   10     6     4     0     0
October 15, 2010..................................    7     4     0     0     0
October 15, 2011..................................    5     3     0     0     0
October 15, 2012..................................    3     0     0     0     0
October 15, 2013..................................    0     0     0     0     0
Weighted Average Life to Call..................... 3.47  2.90  2.47  2.13  1.85
Weighted Average Life to Maturity................. 3.67  3.10  2.64  2.27  1.98

                            DESCRIPTION OF THE NOTES

  The following information supplements, and if inconsistent supersedes, the information in the prospectus under "The Notes," "Information Regarding the Securities," and "Description of the Trust Documents."

General

  The notes will be issued under the terms of the indenture, a form of which has been filed as an exhibit to the registration statement filed with the SEC. A copy of the indenture, as executed, will be filed with the SEC following the issuance of the notes. The following summary describes certain terms of the notes and the indenture. The summary is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture described in the prospectus. U.S. Bank Trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the indenture trustee.

Distributions

  Noteholders will be entitled to receive distributions of interest and principal on each distribution date commencing in November 2001, to the extent that sufficient funds are available. Distributions on the notes generally will be made from funds available first in respect of interest on the notes, then in respect of principal on the notes, in the manner and order of priority described in the following sections.

Interest

  Interest on the outstanding principal balances of the Class A-1, Class A-2 and Class A-3 notes, on the notional principal amount of the Class A-PPIO notes, and on the adjusted principal balances of the Class M-1, Class M-2 and Class B notes will accrue from October 1, 2001, or from the most recent distribution date on which interest has been paid, to but excluding the following distribution date, at the interest rate for that class specified on the cover page. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Interest will be paid on the Class A notes on each distribution date to the extent of funds available on that distribution date. In the event the funds available, plus any amounts in the reserve account, are not sufficient to make a full distribution of interest on the Class A notes, the funds available will be applied pro rata to the Class A-1, Class A-2, Class A-3 and Class A-PPIO notes based on the amount payable to each such class and the amount of the shortfall will bear interest at the interest rate for that class, to the extent legally permissible, until paid. The principal balance of the Class A-1, Class A-2 and Class A-3 notes as of any distribution date will be the original principal balance of that class minus all amounts previously distributed to the noteholders of that class in respect of principal. The notional principal balance of Class A-PPIO notes as of any distribution date will be the amount displayed in the table under "Class A-PPIO Notional Amount" below.

  Interest will be paid on the adjusted principal balance of the Class M-1 notes on each distribution date, to the extent of the remaining funds available on that distribution date after payment of all interest accrued on the Class A notes.

  In the event the remaining funds available, plus any amounts available in the reserve account, are not sufficient to make a full distribution of interest on the adjusted principal balance of the Class M-1 notes, the remaining funds available will be applied to the payment of interest on the adjusted principal balance of the Class M-1 notes and the amount of the shortfall will bear interest at the Class M-1 interest rate, to the extent legally permissible, until paid.

  Interest will be paid on the adjusted principal balance of the Class M-2 notes on each distribution date, to the extent of the remaining funds available on that distribution date after payment of all interest accrued on the Class A and the adjusted principal balance of the Class M-1 notes.

  In the event that the remaining funds available, plus any amounts available in the reserve account, are not sufficient to make a full distribution of interest on the adjusted principal balance of the Class M-2 notes, the remaining funds available will be applied to the payment of interest on the adjusted principal balance of the Class M-2 notes and the amount of the shortfall will bear interest at the Class M-2 interest rate, to the extent legally permissible, until paid.

  Interest will be paid on the adjusted principal balance of the Class B notes on each distribution date, to the extent of the remaining funds available on that distribution date after payment of all interest accrued on the Class A and Class M notes.

  In the event that the remaining funds available, plus any amounts available in the reserve account, are not sufficient to make a full distribution of interest on the adjusted principal balance of the Class B notes, the remaining funds available will be applied to the payment of interest on the adjusted principal balance of the Class B notes and the amount of the shortfall will bear interest at the Class B interest rate, to the extent legally permissible, until paid.

  The adjusted principal balance of the Class M-1, Class M-2 or Class B notes as of any distribution date is the original principal balance of that class less all amounts previously distributed to the noteholders of that class in respect of principal and less any liquidation loss principal amount allocated to that class as described below under "Losses on Liquidated Contracts."

  If a liquidation loss amount has been allocated to the Class B, Class M-2 or Class M-1 notes, with a corresponding reduction on that class's adjusted principal balance, interest will accrue and be payable on that class's liquidation loss principal amount, but at a lower level of priority. See "-- Subordination of Class M and Class B Notes," "--Liquidation Loss Interest" and "Description of the Trust Documents and Indenture--Distributions" below.

Class A-PPIO Notional Amount

  The Class A-PPIO notes will generally accrue interest at a rate of 5.0% per year on their notional principal amount. However, on any distribution date on which the cumulative rate of prepayments on the contracts has risen, in the determination of the servicer, above 65% CPR, the interest payable on the Class A-PPIO notes will be equal to the lesser of (1) accrued interest at a rate of 5.0% per year on their notional principal amount and (2) the amount equal to the product of (a) the pool scheduled principal balance at the beginning of the immediately preceding collection period multiplied by one-twelfth of (x) the weighted average interest rate of the contracts minus (y) the sum of the servicing fee and the per annum rate equivalents of the amount, if any, owed to the servicer for any unreimbursed advances with respect to the contracts and trustee fees for such distribution date and (b) a fraction, the numerator of which is the applicable Class A-PPIO notional principal amount and the denominator of which is the sum of the outstanding principal balance on the Class A notes plus the Class A-PPIO notional principal amount for such distribution date. The Class A-PPIO notional principal amount for each distribution date is set forth in the table below:

                Class A-PPIO Notional Principal Amount Schedule

                Notional                    Notional                     Notional
Distribution   Principal    Distribution   Principal    Distribution    Principal
    Date         Amount         Date         Amount         Date          Amount
------------   ---------    ------------   ---------    ------------    ---------
November
 2001         $428,100,000 November 2002  $314,400,000 November 2003   $225,500,000
December
 2001          417,600,000 December 2002   306,100,000 December 2003    219,000,000
January
 2002          407,200,000 January 2003    298,000,000 January 2004     212,700,000
February
 2002          397,000,000 February 2003   290,000,000 February 2004    206,500,000
March
 2002          387,100,000 March 2003      282,200,000 March 2004       200,500,000
April
 2002          377,300,000 April 2003      274,600,000 April 2004       194,500,000
May 2002       367,800,000 May 2003        267,200,000 May 2004         188,700,000
June 2002      358,400,000 June 2003       259,800,000 June 2004        183,100,000
July 2002      349,200,000 July 2003       252,700,000 July 2004        177,500,000
August
 2002          340,200,000 August 2003     245,700,000 August 2004      172,000,000
September
 2002          331,400,000 September 2003  238,800,000 September 2004   166,700,000
October
 2002          322,800,000 October 2003    232,100,000 October 2004     161,500,000
                                                       November 2004
                                                        and thereafter            0

  The notional principal amount of the Class A-PPIO notes for the first 36 distribution dates will be approximately the pool scheduled principal balance for that distribution date, rounded to the nearest $100,000, assuming a constant prepayment rate of 20% CPR and the assumptions described under "Yield and Prepayment Considerations--Weighted Average Life of the Notes." In addition, notwithstanding the amounts set forth in the above table, if the pool scheduled principal balance is reduced to zero prior to the distribution date in November 2004, the Class A-PPIO notional principal amount will be reduced to zero concurrently, and holders of the Class A-PPIO notes will receive no further distributions and could suffer a loss on their investment. See "Yield and Prepayment Considerations--Class A-PPIO Notes Yield Considerations."

Principal

  Noteholders will be entitled to receive on each distribution date as payment of principal, in the manner and order of priority set forth below, to the extent that sufficient funds are available after the payment of all amounts having a higher priority as described under "Description of the Trust Documents and Indenture-- Distributions," an amount equal to the total note principal distribution amount, described below, for that distribution date.

  So long as the rate of delinquencies and losses on the contracts remains below levels specified in the sale and servicing agreement, the total note principal distribution amount will be distributed in the following manner:

    (a) to the Class A-1 notes until the principal balance of the Class A-1 notes has been reduced to $50,000,000.

    (b) After the outstanding principal balance of the Class A-1 notes has been reduced to $50,000,000, the total note principal distribution amount will be distributed to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 and Class B notes, in the following manner and order of priority:

    (1) to the Class A-1, Class A-2 and Class A-3 notes, in sequential order in each case until the principal balance of such class is reduced to zero, the total note principal distribution amount multiplied by a fraction equal to (i) the outstanding principal balance of the Class A notes over (ii) the sum of the outstanding principal balance of the Class A notes and the adjusted principal balances of the Class M and Class B notes. This fraction will be approximately 80.74%, unless liquidation loss amounts are realized, as described under "--Losses on Liquidated Contracts" below.

    (2) to the Class M-1 notes, until the adjusted principal balance of such class is reduced to zero, the total note principal distribution amount multiplied by a fraction equal to (i) the adjusted principal balance of the Class M-1 notes over (ii) the sum of the outstanding principal balance of the Class A notes and the adjusted principal balances of the Class M and Class B notes. This fraction will be approximately 6.23%, unless liquidation loss amounts are realized, as described under "--Losses on Liquidated Contracts" below.

    (3) to the Class M-2 notes, until the adjusted principal balance of such class is reduced to zero, the total note principal distribution amount multiplied by a fraction equal to (i) the adjusted principal balance of the Class M-2 notes over (ii) the sum of the outstanding principal balance of the Class A notes and the adjusted principal balances of the Class M and Class B notes. This fraction will be approximately 6.51%, unless liquidation loss amounts are realized, as described under "--Losses on Liquidated Contracts" below.

    (4) to the Class B notes, until the adjusted principal balance of such class is reduced to zero, the total note principal distribution amount multiplied by a fraction equal to (i) the adjusted principal balance of the Class B notes over (ii) the sum of the outstanding principal balance of the Class A notes and the adjusted principal balances of the Class M and Class B notes. This fraction will be approximately 6.51%, unless liquidation loss amounts are realized, as described under "--Losses on Liquidated Contracts" below.

  If the rate of delinquencies and losses on the contracts exceeds the levels specified in the sale and servicing agreement, then the total note principal distribution amount will instead be distributed, first to the Class A-1, Class A-2 and Class A-3 notes pro rata until the principal balances of those classes have been reduced to zero, and then sequentially to the Class M-1 notes, the Class M-2 notes and the Class B notes, in each case until the adjusted principal balance of that class has been reduced to zero.

  To the extent not paid in full prior to such date, the outstanding principal amount of each class of securities will be payable on the final scheduled distribution date for such class. The final scheduled distribution date for each class will be the distribution date in the month indicated for that class below:

    Class A-1: July 2004

    Class A-2: June 2011

    Class A-3: August 2025

    Class M-1: August 2025

    Class M-2: August 2025

    Class B: August 2025

  Prior to the final scheduled distribution date for a class of notes, the failure to pay principal on the notes of that class on a distribution date will not result in an event of default on the notes except to the extent it is caused by failure to distribute the amount available in accordance with the priorities and in the amounts described under "Description of the Trust Documents and Indenture--Distributions."

 Total Note Principal Distribution Amount

  The total note principal distribution amount for any distribution date will equal:

    (1) the formula principal distribution amount for that distribution date, plus

    (2) the additional principal distribution amount, if any, as described under "Description of the Trust Documents and Indenture-- Overcollateralization" until the overcollateralization amount--which we describe under that heading--has reached the lesser of $32,111,046.04 and 15% of the pool scheduled principal balance of the contracts as of that distribution date, minus

    (3) so long as the rate of delinquencies and losses on the contracts remains below levels specified in the sale and servicing agreement, the amount, if any, by which the overcollateralization amount would otherwise exceed the required amount specified in clause (2) above.

 Formula Principal Distribution Amount

  The formula principal distribution amount for any distribution date will be an amount equal to the sum of the following amounts for the related monthly period, in each case computed in accordance with the method specified in each contract:

    (1) all scheduled payments of principal due on each outstanding contract during the related monthly period, after adjustments for previous partial principal prepayments and after any adjustments to a contract's amortization schedule as a result of a bankruptcy or similar proceeding involving the related obligor,

    (2) the scheduled principal balance of each contract which, during the related monthly period, was purchased by Conseco Finance pursuant to the sale and servicing agreement on account of a breach of a representation or warranty,

    (3) all partial principal prepayments applied and all principal prepayments in full received on contracts during the related monthly period,

    (4) the scheduled principal balance of each contract that became a liquidated contract during the related monthly period, plus the amount of any reduction in the outstanding principal balance of a contract during such monthly period ordered as a result of a bankruptcy or similar proceeding involving the related obligor,

    (5) without duplication of the foregoing, all collections in respect of principal on the contracts received during the current month up to and including the third business day prior to such distribution date, but in no event later than the 10th day of the month in which such distribution date occurs, minus

    (6) the amount, if any, included in the formula principal distribution amount for the preceding distribution date by virtue of clause (5) above.

  A monthly period for a distribution date is the calendar month immediately preceding the month in which that distribution date occurs. The scheduled principal balance of a contract for any monthly period is its principal balance as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on its scheduled payment date in that month, and after giving effect to any adjustments due to bankruptcy or similar proceedings. The pool scheduled principal balance at any time is equal to the then current aggregate scheduled principal balances of all contracts then outstanding. A liquidated contract means any defaulted contract as to which the servicer has determined that all amounts which it expects to recover from or on account of such contract through the date of disposition of the related product have been recovered or any defaulted contract in respect of which the related product has been realized upon and disposed of and the proceeds of such disposition have been received.

Subordination of Class M and Class B Notes

  The rights of the holders of the Class M and Class B notes to receive distributions with respect to the contracts, as well as any other amounts constituting the available funds, will be subordinated to the rights of the holders of the Class A notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A notes of the full amount of their scheduled monthly payments of interest and principal and to afford those holders protection against losses on liquidated contracts.

  A portion of the protection afforded to the holders of the Class A notes by means of the subordination of the Class M notes and Class B notes will be accomplished by the preferential right of the Class A noteholders to receive on any distribution date the amount of interest due on the Class A notes, including any interest due on a prior distribution date but not received, prior to any distribution being made on a distribution date on the Class M notes and Class B notes. After that, any remaining amount available will be applied to the payment of interest due on the Class M-1 adjusted principal balance, then to the payment of interest due on the Class M-2 adjusted principal balance and then to the payment of interest due on the Class B adjusted principal balance.

  After payment of all interest accrued on the Class A principal balance the Class M-1 adjusted principal balance, the Class M-2 adjusted principal balance and the Class B adjusted principal balance, any remaining amount available will be distributed in the following order of priority:

  . first, the total note principal distribution amount will be distributed to the Class A, Class M and Class B noteholders in the order of priority described under "Principal";

  . second, any unpaid Class M-1 liquidation loss interest amount, as described below under "Liquidation Loss Interest," will be distributed to the Class M-1 noteholders;

  . third, any unpaid Class M-2 liquidation loss interest amount, as described below under "Liquidation Loss Interest," will be distributed to the Class M-2 noteholders;

  . fourth, any unpaid Class B liquidation loss interest amount, as described below under "Liquidation Loss Interest," will be distributed to the Class B noteholders;

  . fifth, any Class M-1 liquidation loss principal amount, as described below under "Losses on Liquidated Contracts," will be distributed to the Class M-1 noteholders;

  . sixth, any Class M-2 liquidation loss principal amount, as described below under "Losses on Liquidated Contracts," will be distributed to the Class M-2 noteholders; and

  . seventh, any Class B liquidation loss principal amount, as described below under "Losses on Liquidated Contracts," will be distributed to the Class B noteholders.

Losses on Liquidated Contracts

  The formula principal distribution amount for each class on any distribution date includes the scheduled principal balance of each corresponding contract that became a liquidated contract during the preceding due period. If the net liquidation proceeds from a liquidated contract are less than the scheduled principal balance of that liquidated contract plus accrued and unpaid interest thereon, the deficiency will, because of the priorities of payment described above, be absorbed on the following payment date

  . first, by the excess interest otherwise payable to the Class C certificateholder,

  .  then by a reduction in the overcollateralization amount, and

  . then by a withdrawal of funds in the reserve account in an amount equal to any remaining deficiency.

If the funds in the reserve account are less than the full amount of the remaining deficiency, then any remaining deficiency will be absorbed

  .  first by the Class B noteholders,

  .  then by the Class M-2 noteholders, and

  .  then by the Class M-1 noteholders,

since a portion of the amount available equal to such deficiency and otherwise distributable to them will be paid to the Class A noteholders.

  Severe losses and delinquencies on the contract pool could cause the amount available for a distribution date to be insufficient to distribute the full formula principal distribution amount for that distribution date to the noteholders and, as a result, the aggregate outstanding principal balance of the notes will decline on that distribution date by an amount less than the decline in the pool scheduled principal balance for that distribution date. These losses and delinquencies will reduce, and could eliminate, the credit enhancement afforded by the overcollateralization amount. In such event, the indenture trustee will withdraw from the reserve account an amount equal to that deficiency to be distributed as principal on the notes. If the amount in the reserve account is insufficient, the remaining deficiency (which we refer to as the the liquidation loss principal amount) would be allocated first to the Class B notes until its adjusted principal balance is reduced to zero. If on any distribution date the sum of the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance was greater than the pool scheduled principal balance and no further liquidation loss principal amounts could be allocated to the Class B notes, any further liquidation loss principal amounts would be allocated to reduce the Class M-2 adjusted principal balance. If that Class M-2 adjusted principal balance were reduced to zero, any further liquidation loss principal amounts realized would be allocated to reduce the Class M-1 adjusted principal balance until its adjusted principal balance is reduced to zero. Any such liquidation loss principal amounts would be reduced on subsequent distribution dates to the extent that the amount available on such subsequent distribution dates is sufficient to permit the distribution of those amounts in accordance with the priorities set forth under "Description of the Trust Documents and Indenture--Distributions." In the event the adjusted principal balance of the Class M-1, Class M-2 or Class B notes were reduced by a liquidation loss principal amount, interest accruing on that class would be calculated on the reduced adjusted principal balance of that class. The interest accruing on that class's liquidation loss principal amount each month, plus interest at the applicable interest rate on any liquidation loss interest amount due on a prior payment date but not paid, would be paid to the noteholders of that class from the amount available, after distributions of principal on all Class A, Class M and Class B notes, in the order of priority described above under "Subordination of Class M and Class B Notes."

  But for the effect of the subordination of the Class M-2 notes, Class B notes, Class C certificates, the amount in the reserve account and the overcollateralization amount, the Class M-1 noteholders will absorb all losses on each liquidated contract.

  But for the effect of the subordination of the Class B notes, Class C certificates, the amount in the reserve account and the overcollateralization amount, the Class M-2 noteholders will absorb all losses on each liquidated contract.

  But for the effect of the subordination of the Class C certificates, the amount in the reserve account and the overcollateralization amount, the Class B noteholders will absorb all losses on each liquidated contract.

  The sale and servicing agreement does not permit the allocation of losses to the Class A notes.

Liquidation Loss Interest

  If the Class M-1, Class M-2 or Class B adjusted principal balances have been reduced by any liquidation loss principal amounts, then interest on those liquidation loss principal amounts will be distributable from the remaining funds available after payment of the interest and principal described above, first to the Class M-1 notes, then to the Class M-2 notes and then to the Class B notes. Interest on any Class M-1 liquidation loss principal amount, Class M-2 liquidation loss principal amount, and Class B liquidation loss principal amount, as applicable, will accrue from the distribution date on which the liquidation loss principal amount was incurred at the interest rate for such class. Liquidation loss principal amounts are described above under "Losses on Liquidated Contracts." In the event that, on a particular distribution date, the remaining funds available are not sufficient to make a full distribution of liquidation loss interest accrued on any liquidation loss principal amounts, after payments of any liquidation loss interest to any class of notes with accrued liquidation loss interest that is senior to that class of notes, the remaining funds available will be allocated among the notes of that class pro rata, and the amount of the shortfall will be carried forward and added to the liquidation loss interest such holders will be entitled to receive on the next distribution date. Any such amount so carried forward will bear interest at the applicable interest rate, to the extent legally permissible.

Events of Default

  This section supplements "The Notes--The Indenture--Events of Default; Rights Upon Event of Default" in the prospectus.

  Rights Upon Event of Default. Upon an event of default under the indenture, holders of (1) a majority of the Class A Notes, or (2) if the Class A notes have been paid in full, a majority of the Class M-1 notes, or (3) if the Class A notes, and the Class M-1 notes have been paid in full, a majority of the Class M-2 notes, or (4) if the Class A notes and Class M notes have been paid in full, a majority of the Class B notes (the "Controlling Noteholders") will have the rights described in the prospectus under "The Notes--The Indenture-- Events of Default; Rights Upon Event of Default" as being exercisable by a note majority, including the right to declare all of the notes to be immediately due and payable.

  Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the Class A notes, the Class M notes or the Class B notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor indenture trustee to be appointed for one or all of the Class A notes, the Class M notes and the Class B notes. In general, so long as any amounts remain unpaid with respect to the Class A notes,

  . only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

  . only the Class A noteholders will have the right to direct or consent to any action to be taken, including the sale of the contracts.

In any case, the Class M and the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class M notes and the Class B notes to the Class A notes as described in this prospectus supplement. When the Class A notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class M notes.

  Similarly, after the Class A notes are repaid in full and so long as any amounts remain unpaid with respect to the Class M-1 notes,

  . only the indenture trustee for the Class M-1 noteholders will have the right to exercise remedies under the indenture; and

  . only the Class M-1 noteholders will have the right to direct or consent to any action to be taken, including the sale of the contracts.

  Similarly, after the Class A notes and the Class M-1 notes are repaid in full and so long as any amounts remain unpaid with respect the Class M-2 notes,

  . only the indenture trustee for the Class M-2 noteholders will have the right to exercise remedies under the indenture; and

  . only the Class M-2 noteholders will have the right to direct or consent to any action to be taken, including the sale of the contracts.

In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B notes to the Class A and Class M notes as described in this prospectus supplement. When the Class M notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B notes.

  If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

  Following a declaration upon an event of default that the notes are immediately due and payable, the indenture trustee will distribute all available funds and other proceeds of the liquidation of the trust property in the following order of priority:

    (1) if Conseco Finance is no longer the servicer, all amounts due and owing to the servicer;

    (2) interest due on the Class A notes, pro rata;

    (3) interest due on the Class M-1 adjusted principal balance;

    (4) interest due on the Class M-2 adjusted principal balance;

    (5) interest due on the Class B adjusted principal balance;

    (6) the outstanding principal balance of the Class A notes, pro rata;

    (7) the adjusted principal balance of the Class M-1 notes;

    (8) the adjusted principal balance of the Class M-2 notes;

    (9) the adjusted principal balance of the Class B notes;

    (10) interest on any liquidation loss principal amounts, to the Class M-1, Class M-2 and Class B notes in that order of priority;

    (11) any liquidation loss principal amounts, to the Class M-1, Class M-2 and Class B notes in that order of prioirity; and

    (12) any remaining amounts shall be paid to the Class C certificateholder.

Book-Entry Registration

  Holders of the notes may hold through DTC in the United States or Clearstream Banking, societe anonyme or Euroclear in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems.

  Cede & Co., as nominee for DTC, will hold the notes. Clearstream and Euroclear will hold omnibus positions in the notes on behalf of the Clearstream Participants and the Euroclear participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

  Transfers between DTC's participating organizations will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way according to their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system according to its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

  Because of time-zone differences, credits of securities in Clearstream or Euroclear for a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the following business day. Cash received in Clearstream or Euroclear for sales of securities by or through a Clearstream participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

  For a description of transfers between persons holding directly or indirectly through DTC, see "Information Regarding the Securities--Book-Entry Registration" in the prospectus.

  Clearstream is incorporated under the laws of Luxembourg as a limited liability company. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively, the terms and conditions. The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

  Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus supplement. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the Indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

  The following summary describes certain terms of the sale and servicing agreement and the trust agreement, which together form the trust documents, and the indenture. A copy of each of the trust documents and indenture will be filed with the SEC following the issuance of the securities. The summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the trust documents and indenture. The following summary supplements the description of the general terms and provisions of the trust documents and indenture in the prospectus.

Accounts

  The servicer will establish and maintain one or more accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the contracts will be deposited, which we refer to as the collection account. The servicer will establish and maintain an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made, which we call the note distribution account. The servicer will also establish and maintain an account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made which we call the certificate distribution account. The servicer will also establish and maintain an account in the name of the indenture trustee, which will provide credit enhancement to the notes to the extent of the limited amount on deposit in the account, which we call the reserve account. See "Description of the Trust Documents--Collections" in the prospectus.

Distributions

  On each distribution date, the servicer will instruct the indenture trustee to distribute from the collection account the amount available, plus any amounts withdrawn from the reserve account, in the following order of priority:

    (1) to the servicer, the monthly servicing fee for the related monthly period;

    (2) to the servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior monthly period, as described in the prospectus under "Description of the Trust Documents-- Advances";

    (3) to the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the custodian or administrator (in each case, to the extent such fees have not been previously paid by the servicer or Conseco Finance);

    (4) to the note distribution account, all accrued interest on the Class A notes;

    (5) to the note distribution account, all accrued interest on the Class M-1 adjusted principal balance;

    (6) to the note distribution account, all accrued interest on the Class M-2 adjusted principal balance;

    (7) to the note distribution account, all accrued interest on the Class B adjusted principal balance;

    (8) to the note distribution account, the lesser of (i) the formula principal distribution amount or (ii) the total note principal distribution amount;

    (9) to the note distribution account, all accrued interest on any liquidation loss principal amounts applied to the Class M-1, Class M-2 and Class B notes, in that order of priority;

    (10) to the note distribution account in the following order of priority:

      (a) any Class M-1 liquidation loss principal amount;

      (b) any Class M-2 liquidation loss principal amount;

      (c) any Class B liquidation loss principal amount;


    (11) to the reserve account, the amount required to reinstate the amount in the reserve account up to the specified reserve balance;

    (12) to the note distribution account, the additional principal distribution amount, if any; and

    (13) any remaining amount to the certificate distribution account for distribution to the Class C certificateholders.

  On each distribution date, the indenture trustee or its paying agent will distribute all amounts on deposit in the note distribution account in payment of interest and principal on the notes in the manner described under "Description of the Notes--Interest" and "--Principal."

  The amount available, with respect to any distribution date, means generally the sum of payments on the contracts due and received during the related monthly period, prepayments and other unscheduled collections received during the related monthly period, all collections of principal on the contracts received during the current month up to and including the third business day prior to the distribution date but in no event later than the 10th day of the month in which the distribution date occurs, any amounts deposited in respect of purchased contracts, and all earnings from the investment of funds in the collection account, minus, with respect to all distribution dates other than the distribution date in November 2001, all collections of principal on the contracts received during the related monthly period up to and including the third business day prior to the preceding distribution date, but in no event later than the 10th day of the prior month.

Statements to Noteholders

  On or before each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders. These statements will be based on the information in the related servicer's report describing information required under the trust documents. Each statement to be delivered to noteholders will include the following information as to the notes, for the distribution date or the period since the previous distribution date, as applicable:

    (1) the pool scheduled principal balance at the beginning of the related collection period;

    (2) the outstanding principal balance, the notional principal balance and the adjusted principal balance on each class of notes, as applicable, immediately following the prior distribution date;

    (3) the amount of the distribution allocable to interest on or with respect to each class of notes;

    (4) the amount of the distribution allocable to principal on or with respect to each class of notes;

    (5) the interest shortfall, if any, for each class of notes, any withdrawal of funds in the reserve account with respect to such shortfall and any remaining unpaid interest shortfall;

    (6) any formula principal distribution shortfall, any reduction in the overcollateralization amount and any withdrawal of funds in the reserve account with respect to any undercollateralization account;

    (7) any unpaid interest on any liquidation loss principal amounts, after giving effect to payments of such interest on such distribution date;

    (8) the remaining balance in the reserve account and the specified reserve account balance;

    (9) the amount of the monthly servicing fee paid to the servicer;

    (10) the number and aggregate principal balances of delinquent contracts, the number of products repossessed and repossessed and remaining in inventory and the number of contracts that became liquidated contracts with respect to the immediately preceding monthly period;

    (11) the aggregate amount of servicer advances made by the servicer for such distribution date, and the aggregate amount paid to the servicer as reimbursement of servicer advances made on prior distribution dates;

    (12) the pool scheduled principal balance at the end of the immediately preceding collection period;

    (13) the outstanding principal balance, the notional principal balance and the adjusted principal balance of each class of notes, as applicable, after giving effect to all payments to be made on such distribution date; and

    (14) the cumulative rate of prepayments on the contracts since the cutoff date, expressed as a percentage of CPR.

  Each amount shown under subclauses (3) through (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes.

  Unless and until definitive notes are issued, the reports will be sent on behalf of the trust to Cede & Co., as registered holder of the notes and the nominee of DTC. Note owners may receive copies of these reports upon written request, together with a certification that they are note owners and payment of any expenses associated with the distribution of such reports, from the indenture trustee. See "Information Regarding the Securities" in the prospectus.

  Within the required period of time after the end of each calendar year, the indenture trustee, will furnish to each person who at any time during the calendar year was a noteholder, a statement as to the aggregate amounts of interest and principal paid to such noteholder, information regarding the amount of servicing compensation received by the servicer and other information as we deem necessary to enable the noteholder to prepare its tax returns. See "Federal and State Income Tax Consequences".

Reserve Account

  The servicer will establish and maintain the reserve account. It will be held in the name of the indenture trustee for the benefit of the noteholders. To the extent that amounts on deposit in the reserve account are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

  Deposits to the Reserve Account. The reserve account will be funded by a deposit on the closing date in the amount of $12,844,418.41. The required balance for the reserve account until and including the distribution date in October 2003 will be equal to the lesser of $12,844,418.41 and the aggregate outstanding principal balance of the Class A notes and the adjusted principal balance of the Class M and Class B notes. Beginning on the distribution date in November 2003, and if the rate of delinquencies of losses on the contracts remains below specified levels, the required balance for the reserve account, which we refer to as the specified reserve balance, will be equal to the greater of (a) 3.0% of the aggregate outstanding principal balance of the contracts; and (b) the lesser of 2% of the aggregate original principal balance of the contracts and the sum of the aggregate outstanding principal balance of the Class A notes and the adjusted principal balance of the Class M and Class B notes. If, due to withdrawals from the reserve account, the balance has fallen below the specified reserve balance, any remaining amount available in the collection account on the next distribution date, after payment of the amounts described in clauses (1) through (10) under "--Distributions" above, will be deposited into the reserve account until the balance equals the specified reserve balance.

  Withdrawals From the Reserve Account. The amount on deposit in the reserve account may decrease:

  . on each distribution date by withdrawal of excess amounts, if any, above the specified reserve balance;

  . on each distribution date by withdrawal of any shortfall of the amount available to pay the amounts of interest due on the notes on such distribution date, but not including any liquidation loss interest amounts;

  . on each distribution date by withdrawal of the amount equal to the amount by which the pool scheduled principal balance is less than the aggregate principal balance of the outstanding notes after giving effect to all amounts distributed to such notes in respect of principal on such distribution date (other than from funds in the reserve account); and

  . on the final scheduled distribution date of any class of notes by withdrawal of an amount equal to the remaining principal balance, if any, of that class of notes.

  In addition, the indenture trustee will withdraw amounts from the reserve account on any distribution date to the extent that such amounts together with the amount available for such distribution date would be sufficient to pay the sum of the servicing fee and all the accrued interest on the notes, the outstanding principal balance of the notes and the adjusted issue price of the Class A-PPIO notes in full.

  Investment. Amounts on deposit in the reserve account will be invested by the indenture trustee at the direction of the seller in eligible investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the reserve account subject to withdrawal as defined above. Eligible investments are generally limited to obligations or securities that mature on or before the next distribution date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the reserve account may be invested in obligations or securities that will not mature prior to the next distribution date.

  Funds in the Reserve Account Will be Limited. Amounts on deposit in the reserve account from time to time are available to:

  . enhance the likelihood that you will receive the amounts due on your notes; and

  .  decrease the likelihood that you will experience losses on your notes.

  However, the amounts on deposit in the reserve account at any time are limited to the specified reserve balance. If the amount required to cover shortfalls in funds on deposit in the collection account exceeds the amount on deposit in the reserve account, a temporary shortfall in the amounts distributed to the noteholders would result. In addition, depletion of the reserve account ultimately could result in losses on your notes.

  After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, any funds remaining on deposit in the reserve account, subject to certain limitations, will be paid to the Class C certificateholder.

Overcollateralization

  On the closing date, the sum of the aggregate principal balances of the contracts as of the cut-off date will exceed the aggregate original principal balances of the notes by approximately $17,247,280.49, or approximately 4.0% of the aggregate cut-off date principal balances of the contracts included in the trust as of the closing date. Beginning on the first distribution date, the noteholders will receive an additional distribution of principal, to the extent there is any amount available remaining after payment of all interest and formula principal on the notes and certificates, any required deposits to the reserve account and the monthly servicing fee to the servicer for that distribution date as described in clauses (1) through (11) under "--Distributions" above, until the pool scheduled principal balance exceeds the aggregate note principal balance by the lesser of $32,111,046.04 (approximately 7.5% of the aggregate cut-off date principal balances of the contracts included in the trust as of the closing date) and 15.0% of the outstanding principal balance of the contracts. These additional principal distribution amounts will be paid on the various classes of notes in the manner described under "Description of the Notes--Principal." We refer to the excess of the aggregate pool scheduled principal balance over the aggregate note principal balance on any distribution date as the overcollateralization amount.

  If this level of overcollateralization is reached, it will be maintained, to the extent the available funds permit the distribution of the entire total note principal distribution amount on each distribution date. So long as the rate of delinquencies and losses on the contracts remains below specified levels, the overcollateralization amount will be limited to the amount specified in the preceding paragraph. As a result, under these conditions, the Class C certificates will be entitled to receive distributions of principal collections on the contracts to the extent necessary to so limit the overcollateralization amount.

Purchase Option

  Beginning on the payment date when the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance, the holder of the Class C certificates will have the right to repurchase or arrange for the repurchase of all outstanding contracts at a price equal to the greatest of:

  (1)the sum of:

     (a) 100% of the scheduled principal balance of each contract, other than any contract as to which the related product has been repossessed and whose fair market value is included in clause (b) below as of the final distribution date, and

     (b) the fair market value of any acquired property, as determined by the servicer; and

  (2) the aggregate fair market value, as determined by the servicer of all of the assets of the trust, plus, in each case, any unpaid interest at the applicable interest rate on each class of notes, as well as one month's interest at the applicable contract rate on the scheduled principal balance of each contract; and

  (3) the outstanding principal balance of the notes, plus all accrued and unpaid interest on the notes and plus any liquidation loss principal amounts and liquidation loss interest amounts.

  This amount will be distributed on the distribution date occurring in the month following the date of repurchase. In addition, if the notes are redeemed by exercise of the purchase option prior to the payment date in November 2004, the Class A-PPIO notes will be entitled to receive their adjusted issue price, which will be approximately equal to the present value of the remaining payments on the Class A-PPIO notes, using a discount rate equal to the discount rate reflected in the price paid by the initial purchaser of the Class A-PPIO notes on the closing date.

Administrator

  Conseco Financial Servicing Corporation, a Delaware corporation, as administrator, will provide the notices and perform other administrative obligations required by the indenture and the trust agreement. The administrator, a subsidiary of Conseco Finance, will enter into an administration agreement with the trust and the indenture trustee describing its duties and obligations as administrator.

Use of Proceeds

  Conseco Securitizations will pay the net proceeds from the sale of the notes, after paying its expenses, to Conseco Finance. Conseco Finance will use a portion of the proceeds to repay warehouse financings. Conseco Finance will use the remainder of the proceeds for working capital and general corporate purposes, including the origination of the contracts, the costs of carrying the contracts until the sale of the notes and to pay other expenses of pooling the contracts and issuing the notes.

                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of federal and state income tax consequences relating to the purchase, ownership, and disposition of the notes. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Federal Income Tax Consequences--Owner Trust Series" and "State Income Tax Consequences" in the prospectus.

  You should consult your own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes. You should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed herein or in the prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the trust, involving both debt and equity interests issued by a trust with terms similar to those of the notes. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

  In the opinion of our counsel, for federal and Minnesota income tax purposes, the Class A and Class M and Class B notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. The Class A-1, Class A-2, Class A-3, Class M and Class B notes will not be issued with original issue discount. The Class A-PPIO notes will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on these notes over their issue price. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the contracts will prepay at a rate equal to 23% CPR. If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a noteholder, the amount of original issue discount allocable to such period would be zero and the noteholder would be permitted to offset such negative amount only against future original issue discount, if any, attributable to the notes. Although unclear, a holder of a Class A-PPIO note may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such noteholder would be entitled if there were no further prepayments of the contracts.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, and
Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans,--each of which we refer to as a benefit plan--from engaging in certain transactions with persons that are parties in interest under ERISA or disqualified persons under the Code for that benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

  Some transactions involving the purchase, holding or transfer of the securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor called the Plan Assets Regulation, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. We believe that the Class A, Class M and Class B notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. However, without regard to whether the notes are treated as an equity interest for such purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of collateral, the underwriters, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the benefit plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of asset invested and the position of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

  . PTCE 90-1, regarding investments by insurance company pooled separate accounts;

  .   PTCE 91-38, regarding investments by bank collective investment funds;

  . PTCE 84-14, regarding transactions effected by qualified professional asset managers; and

  . PTCE 96-23, regarding transactions effected by in-house asset managers.

  Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. These plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any governmental or church plan qualified under Section 401(a) of the IRS code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

  A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

  The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from Conseco Securitizations the principal amounts of the notes set forth below:

                                           Class A-1    Class A-2    Class A-3
                                             Notes        Notes        Notes
                                          ------------ ------------ -----------
Credit Suisse First Boston Corporation... $            $            $
Lehman Brothers, Inc.....................
                                          ------------ ------------ -----------
  Totals................................. $100,000,000 $175,000,000 $66,400,000
                                          ============ ============ ===========

                             Percentage
                            Interest of
                            Class A-PPIO  Class M-1    Class M-2     Class B
                               Notes        Notes        Notes        Notes
                            ------------ ------------ ------------ -----------
Credit Suisse First Boston
 Corporation...............        %     $            $            $
Lehman Brothers, Inc.......
                                ----     ------------ ------------ -----------
  Totals...................        %     $ 22,500,000 $ 23,500,000 $23,500,000
                                ====     ============ ============ ===========

  The underwriting agreement provides that the underwriters are obligated to purchase all of the notes offered in this prospectus, if any of such offered securities are purchased.

  Conseco Securitizations has been advised by the underwriters that they propose initially to offer the notes to the public at the respective prices to public shown on the cover page of this prospectus supplement and to certain selling group members at those prices less a selling concession not in excess of the respective amounts set forth in the table below, expressed as a percentage of the related principal balance.

  The underwriters may allow and selling group members may reallow a discount not in excess of the respective amounts listed in the table below to certain other dealers.

                                                           Selling   Reallowance
     Class                                                Concession  Discount
     -----                                                ---------- -----------
     A-1 Notes...........................................        %          %
     A-2 Notes...........................................        %          %
     A-3 Notes...........................................        %          %
     A-PPIO Notes........................................        %          %
     M-1 Notes...........................................        %          %
     M-2 Notes...........................................        %          %
     B Notes.............................................        %          %

  The underwriting agreement provides that Conseco Finance and Conseco Securitizations will indemnify the underwriters against liabilities under the Securities Act of 1933 or will contribute to payments the underwriters may be required to make. The underwriting agreement also provides that if an underwriter defaults, the purchase commitment of the non-defaulting underwriter may be increased or the offering of notes may be terminated.

  Each of the underwriters has represented, warranted and agreed that:

    (1) it has not offered or sold and, prior to the date six months after the date of issue of the notes, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

    (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

    (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  The notes have not been and will not be registered under the Securities and Exchange Law of Japan and the underwriters have agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, which term means any person resident in Japan, including any corporation or other entity organized under the laws of Japan, except under an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

  Conseco Finance and Conseco Securitizations do not intend to apply for listing of the notes on a national securities exchange, but have been advised by the underwriters that the underwriters currently intend to make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

  In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Over-allotment involves sales by the underwriters of notes in excess of the amount of notes the underwriters are obligated to purchase, which creates a syndicate short position.

  . Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  . Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

  Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriters or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, we and the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

  Credit Suisse First Boston Corporation and its affiliates have provided and may from time to time provide investment banking, consumer banking and secured lending services to Conseco Inc. and its affiliates, and/or have held or may hold securities issued by Conseco Inc. and its affiliates.

  In early 2000, Conseco Finance sold $1.3 billion of finance receivables to affiliates of Lehman Brothers for cash and a right to share in future profits from a subsequent sale or securitization of the assets sold. Affiliates of Lehman Brothers also amended existing repurchase and other financing facilities with Conseco Finance to expand the types of assets financed. As partial consideration for the financing amendments, an affiliate of Lehman Brothers received a warrant, with a nominal exercise price, for five percent of the common stock of Conseco Finance. The warrant has a five-year term. After three years, the holder of the warrant or Conseco Finance may cause the warrant and any stock issued upon its exercise to be purchased for cash at an appraised value. Since the terms of the warrant permit cash settlement at fair value at the option of the holder of the warrant, the warrant is required to be classified on Conseco Finance's financial statements as a liability measured at fair value, with changes in its value reported in earnings. The warrant would be cancelled in certain circumstances in the event the holder thereof or an affiliate were to participate in a group that purchases Conseco Finance. The initial value of the warrant will be amortized over the expected life of the Lehman Brothers financing facilities of approximately one year.

                                 LEGAL MATTERS

  The legality of the notes and certificates and consequences of the federal and Minnesota income tax matters discussed under "Federal and State Income Tax Consequences" will be passed upon for Conseco Finance and Conseco Securitizations by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the notes will be passed upon for the underwriters by Sidley Austin Brown & Wood llp, New York, New York.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the notes will be available only in book-entry form, which are called global notes. Investors in the global notes may hold such global notes through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding global notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and according to conventional eurobond practice for example, seven calendar day settlement.

  Secondary market trading between investors holding global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in such capacity and DTC participants.

  Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All global notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

  Investors electing to hold their global notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to be sure that settlement can be made on the desired value date.

  Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Clearstream or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as applicable, will instruct its depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global notes credit will appear the next day European time and the cash debit will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, for example, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

  Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

  As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective depositaries, as appropriate, to deliver the notes to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, for example the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

    (b) borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of global notes holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S. will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount on registered debt issued by U.S. persons, unless

    (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

    (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN under penalties of perjury that such beneficial owner is,

     . not a controlled foreign corporation, within the meaning of Section 957(a) of the Code, that is related, within the meaning of Section 864(d)(4) of the Code to the trust or the Transferor and

     . not a 10 percent shareholder, within the meaning of Section 871(h)(3)(B) of the Code, of the trust or the transferor. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

    Exemption for non-U.S. person with effectively connected income
  (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI.

    Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners of notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms by filing Form W-8BEN.

    Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 Payer's Request for Taxpayer Identification Number and Certification.

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN, the owner's agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency.

  Generally, a Form W-8BEN that is provided without a U.S. taxpayer identification number ("TIN") and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information on the form incorrect. A Form W-8BEN furnished with a TIN will remain in effect until a change in circumstances makes any information on the form incorrect, provided that the person otherwise required to withhold reports at least one payment annually to the beneficial owner providing the Form W-8BEN.

  A U.S. person is:

    (1) a citizen or resident of the United States,

    (2) an entity treated as a corporation or partnership for federal income tax purposes organized in or under the laws of the United States, a state therein or the District of Columbia (unless, in the case of a partnership, regulations provide otherwise),

    (3) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, or

    (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (and certain other trusts as provided by U.S. Treasury Regulations).

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global notes. You are advised to consult your own tax advisors for specific tax advice concerning your holding and disposing of global notes.

PROSPECTUS

                                                                  [Conseco Logo]


                             Conseco Finance Corp.
                                    Servicer

                     Conseco Finance Securitizations Corp.
                                     Seller

            Conseco Finance Recreational Enthusiast Consumer Trusts
                           Asset-Backed Certificates
                               Asset-Backed Notes

                               ----------------

  We are offering asset-backed certificates and asset-backed notes under this prospectus and a prospectus supplement. A prospectus supplement will be prepared separately for each series of securities offered. A prospectus supplement may offer asset-backed certificates, or asset-backed notes, or both. Conseco Finance Securitizations Corp. will form a trust for each series and deposit a pool of contracts in the trust, and the trust will issue the securities of that series. Payments of principal and interest on the securities of any series will depend primarily on payments made on the related pool of contracts. The securities of any series may comprise several different classes. A trust may also issue one or more other classes of certificates or notes that will not be offered under this prospectus.

  The right of each class of securities within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of securities. In addition, a series of securities may include one or more classes which on the one hand are subordinated to one or more classes of securities, while on the other hand are senior to one or more classes of securities. The rate of principal and interest payment on the securities of any class will depend on the priority of payment of that class and the rate and timing of payments on the contracts owned by that trust.

                               ----------------

  The securities will represent interests in, or obligations of, the related trust and will not represent any interest in or obligation of Conseco Finance Corp., Conseco Finance Securitizations Corp. or any of their affiliates, except as specified in the prospectus supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any securities unless accompanied by a prospectus supplement for that series.

                The date of this prospectus is October 18, 2001.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (2) the prospectus supplement for the particular terms of your series of securities.

  If the terms of your series of securities described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

  To understand all of the terms of the certificates, read this entire prospectus and the accompanying prospectus supplement. We have also defined terms in the "Glossary" section at the back of this prospectus.

                                   THE TRUSTS

  For each series of securities, Conseco Securitizations will establish a trust under either (1) a pooling and servicing agreement among Conseco Finance as servicer, Conseco Securitizations, as seller, and a trustee specified in the prospectus supplement, the trustee, or (2) a trust agreement between Conseco Finance, as depositor, and a trustee specified in the related prospectus supplement, the owner trustee, and a related sale and servicing agreement among Conseco Securitizations, as seller, Conseco Finance, as servicer, and the trust. For any trust, the related pooling and servicing agreement, or the related trust agreement and sale and servicing agreement, as applicable, are referred to herein as the related trust documents. Before the sale and assignment of the related contracts under the related trust documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the trust property issuing the certificates and the notes, if any, of such series and distributing payments thereon.

  Each certificate will represent a fractional undivided interest in, and each note, if any, will represent an obligation of, the related trust. The property of each trust will include:

  (1)  a contract pool, as described in "The Contracts";

  (2)  all monies paid or payable thereon on or after the cutoff date;

  (3) such amounts as from time to time may be held in the collection account, including all investments in the collection account and all income from the investment of funds and all proceeds and certain other accounts, as described in "Description of the Trust Documents-- Collections";

  (4) an assignment of our security interests in the products securing the related contracts, as described in "The Contracts";

  (5) an assignment of the right to receive proceeds from claims on some insurance policies covering the products or obligors; and

  (6)  specific other rights under the related trust documents.

The trust property will also include, if so specified in the prospectus supplement, monies on deposit in a pre-funding account to be established with the indenture trustee or the trustee, which will be used to purchase subsequent contracts from Conseco Securitizations from time to time, and as frequently as daily, during the pre-funding period specified in the related prospectus supplement. Any subsequent contracts so purchased will be included in the related contract pool forming part of the trust property, subject to the prior rights of the related indenture trustee and the noteholders therein. In addition, to the extent specified in the prospectus supplement, a form of credit enhancement may be issued to or held by the trustee or the indenture trustee for the benefit of holders of one or more classes of securities.

  The servicer will service the contracts held by each trust and will receive fees for such services. See "Description of the Trust Documents--Servicing Compensation." Unless we specify otherwise in the prospectus supplement, Conseco Finance, on behalf of each trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each contract and evidencing the security interest in the product securing each contract. In order to protect the trust's ownership interest in the contracts, we will file a UCC-1 financing statement in Minnesota and Delaware to give notice of such trust's ownership of the related contracts and the related trust property.

The Trustee

  The trustee or owner trustee, as applicable, for each trust will be specified in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities of such series will be limited solely to the express obligations of such trustee set forth in the related trust documents. A trustee may resign at any time, in which event the general partner, if the related trust is structured as an owner trust or the servicer or its successor, if the related trust is structured as a grantor trust will be obligated to appoint a successor trustee. The general partner, if the related trust is structured as an owner trust or the servicer, if the related trust is structured as a grantor trust may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related trust documents or if the trustee becomes insolvent. In such circumstances, the general partner, if the related trust is structured as an owner trust or the servicer, if the related trust is structured as a grantor trust will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                 THE CONTRACTS

  Each pool of contracts in a trust will consist of retail installment sales contracts and promissory notes to finance the purchase of products to the types described in the next paragraph. The contracts will be originated or purchased by us on an individual basis in the ordinary course of business. Except as we specify otherwise in the prospectus supplement, the contracts will be fully amortizing and will bear interest at a fixed or variable rate.

  The products financed by the contracts included in a contract pool are expected to include all the types of consumer products we are financing for retail customers, subject to the availability of such contracts and subject to any eligibility criteria specified in the trust documents. Currently, we provide financing for the purchase of motorcycles; marine products, including boats, boat trailers and outboard motors; pianos and organs; horse trailers; sport vehicles including snowmobiles, personal watercraft and all-terrain vehicles; recreational vehicles; and trucks. Any trust whose securities are offered under this prospectus will include only contracts secured by the foregoing types of products. The types of products securing a contract pool and the relative concentrations of each such type will be specified in the prospectus supplement. Because we have less extensive experience in underwriting and servicing retail installment sales contracts for items such as the products, we have no basis upon which to distinguish the expected delinquency, default or prepayment experience of contracts secured by different types of products.

                             CONSECO FINANCE CORP.

General

  Conseco Finance Corp. was formerly known as Green Tree Financial Corporation. It is a Delaware corporation that, as of December 31, 2000, had stockholders' equity of approximately $2.089 billion. Through its various divisions, it purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and home equity loans. Conseco Finance is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Conseco Finance Servicing Corp., its wholly owned subsidiary. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, it serves all 50 states. It began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. It also purchases, pools and services installment sales contracts for various consumer products. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Its annual report on Form 10-K for the year ended December 31, 2000 and, when available, subsequent quarterly and annual reports are available upon written request.

  The SEC allows Conseco Finance to incorporate by reference some of the information it files with it, which means that it can disclose important information to you by referring you to those documents. The information that it incorporates by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede this information. Conseco Finance is incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Conseco Finance Corp.'s annual report on Form 10-K for the year ended December 31, 2000.

  . Conseco Finance Corp.'s quarterly report on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

  Conseco Finance will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to Tammy Hill, Senior Vice President of Investor Relations, 11825 Pennsylvania Street, Carmel, Indiana 46032, telephone number (317) 817-6100.

  All documents filed by the servicer, on behalf of any trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of the offering of the securities issued by that trust, will be incorporated by reference into this prospectus.

  Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

  New York Regional Office                  Chicago Regional Office
  Seven World Trade Center                  Citicorp Center
  Suite 1300                                500 West Madison Street, Suite
  New York, NY 10048                     1400
                                            Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Purchase of Contracts

  Conseco Finance arranges to purchase qualifying contracts originated by dealers located throughout the United States. Conseco Finance's personnel contact dealers and explain Conseco Finance's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to utilize Conseco Finance's available customer financing, the dealer must make an application for dealer approval.

  Currently, Conseco Finance's consumer finance division finances the purchase of motorcycles; marine products, including boats, boat trailers and outboard motors; pianos and organs; horse trailers; sport vehicles, including snowmobiles, personal watercraft and all-terrain vehicles; and recreational vehicles. The products financed by contracts included in any trust whose securities are offered pursuant to this prospectus will include only motorcycles, marine products and recreational vehicles.

  All contracts that Conseco Finance purchases are written on forms provided or approved by Conseco Finance and are purchased on an individually approved basis in accordance with Conseco Finance's guidelines. The dealer submits the customer's credit application and purchase order to Conseco Finance's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment and certain other procedures. Conseco Finance's underwriting guidelines for consumer products focus primarily on the obligor's ability to repay the loan rather than the collateral value of the product financed. The maximum loan amount for an obligor will depend on a variety of factors, including the type of product, whether the product is new or used, the obligor's debt-to-income ratio, and the manufacturer's invoice price of the product, plus certain dealer-installed accessories, sales taxes, title fees, registration fees, and other items. Generally, the maximum permissible debt-to-income ratio, based on the monthly loan payments, is between 55% and 65%, the maximum loan-to-invoice ratio, for new products, ranges from 100% to 125%, and the maximum loan-to-sales-price ratio, for used products is typically 90% subject to further limitation based on a standard assumed value for such a used product. Management may revise these guidelines from time to time, and the underwriting guidelines may be exceeded in some cases with the approval of Conseco Finance's management. Accordingly, some of the contracts included in a trust may not conform in all respects to the criteria described above. Conseco Finance will generally finance premiums for the term of the contract on optional credit life, accident and health and extended warranty insurance, up to 20% of the sales price of the product, and may finance premiums for required physical damage insurance on the product. If the application meets our guidelines and the credit is approved, we purchase the contract when the customer accepts delivery of the product.

Loss and Delinquency Information

  Each prospectus supplement will include loss and delinquency experience for our entire servicing portfolio of consumer product contracts. However, there can be no assurance that the experience will be indicative of the performance of the contracts included in a particular contract pool.

                     CONSECO FINANCE SECURITIZATIONS CORP.

  Conseco Securitizations is a wholly owned subsidiary of Conseco Finance. It was formed on September 10, 1999. Conseco Securitizations may only engage in the business of acquiring pools of loans from Conseco Finance and transferring those loans to trusts such as the trusts described in this prospectus, and activities incidental or related thereto. The principal executive offices of Conseco Securitizations are located at 300 Landmark Towers, St. Paul, Minnesota 55102-1639 and its telephone number is (651) 293-3400.

  Conseco Securitizations has taken and will take steps in conducting its business that are intended to make it unlikely that a bankruptcy of Conseco Finance would result in the consolidation of the assets and liabilities of Conseco Finance and Conseco Securitizations. These steps include the creation of Conseco Securitizations as a separate, limited-purpose corporation pursuant to a certification of incorporation containing restrictions on the permissible business activities of Conseco Securitizations, requiring that Conseco Securitizations have on its board of directors at least two directors who are independent of Conseco Finance, and requiring that all business transactions or corporate actions outside of the ordinary course of business be approved by the independent directors.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The remittance rates and the weighted average contract rate of the contracts for each series of certificates are listed in the prospectus supplement.

  Unless Conseco Finance specifies otherwise in the prospectus supplement, many of the contracts will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a contract will be funded by collections on other contracts or, to the extent collections are insufficient, by payments under the applicable form of credit enhancement, if any, described in the prospectus supplement.

  The contracts will be prepayable, without premium or penalty, by obligors at any time. Prepayments, or, for this purpose, equivalent payments to a trust, also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by us due to breach of a representation or warranty, or as a result of our or the servicer exercising its option to purchase the contract pool. See "Description of the Trust Documents." The rate of prepayments on the contracts may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the contracts will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the contracts. certificateholders and noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the certificates or the notes, as the case may be.

                                  POOL FACTOR

  The pool factor for each class of certificates will be an eight-digit decimal which the servicer will compute indicating the principal balance for the certificates as of each distribution date, after giving effect to all distributions of principal made on each distribution date, as a fraction of the original principal balance of for the certificates. The pool factor for each class of notes, if any, will be an eight-digit decimal which the servicer will compute indicating the remaining outstanding principal balance for the notes as of each distribution date, after giving effect to all distributions of principal on such distribution date as a fraction of the initial outstanding principal balance of the class of notes. Each pool factor will initially be 1.00000000; after that, the pool factor will decline to reflect reductions in the outstanding principal balance of the applicable class of certificates or notes, as the case may be. The amount of a certificateholder's pro rata share of the principal balance for the related class of certificates can be determined by multiplying the original denomination of the certificateholder's certificate by the then applicable pool factor. The amount of a noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of notes can be determined by multiplying the original denomination of such noteholder's note by the then applicable pool factor.

  For each trust, on each distribution date, the related certificateholders and noteholders will receive periodic reports from the trustee stating the pool factor and containing various other items of information. Unless and until definitive certificates or definitive notes are issued, the reports will be sent on behalf of the trust to the trustee and the indenture trustee, if any, and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive such reports, upon written request, together with a certification that they are certificate owners or note owners and payment of any expenses associated with the distribution of such reports, from the trustee and the indenture trustee, if any, at the addresses specified in the prospectus supplement. See "Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless we specify otherwise in the prospectus supplement, the net proceeds to be received by the trust from the sale of each series of securities will be used to pay to us the purchase price for the contracts and to make the deposit of the pre-funded amount into the pre-funding account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the prospectus supplement. The net proceeds to be received by us will be used to pay our warehouse loans, and any additional proceeds will be added to our general funds and used for general corporate purposes.

                                THE CERTIFICATES

General

  For each trust, one or more classes of certificates of a given series will be issued under the trust documents to be entered into among Conseco Securitizations, as seller, Conseco Finance, as servicer, and the trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. Where particular provisions of or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

  Unless we specify otherwise in the prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of DTC, together with any successor depository selected by Conseco Securitizations, the depository. See "Information Regarding the Securities--Book-Entry Registration." Unless we specify otherwise in the prospectus supplement, the certificates evidencing interests in a trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one certificate evidencing an interest in such trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless we specify otherwise in the prospectus supplement, the trustee will initially be designated as the registrar for the certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount of or method of determining distributions with respect to principal and interest, or, where applicable, for principal only or interest only on the certificates of any series will be described in the prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the related prospectus supplement and, unless we specify otherwise in the prospectus supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of stripped certificates entitled to:

    (1) distributions in respect of principal with disproportionate, nominal or no interest distribution, or

    (2) interest distributions, with disproportionate, nominal or no distributions in respect of principal.

Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate, and which may be zero for certain classes of stripped certificates, or any combination of the these. The prospectus supplement will specify the pass-through rate for each class of certificate, or the initial pass-through rate and the method for determining the pass-through rate. Unless we specify otherwise in the prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless we specify otherwise in the prospectus supplement, distributions for the certificates will be subordinate to payments for the notes, if any, as more fully described in the prospectus supplement. Distributions for principal of any class of certificates will be made on a pro rata basis among all of the certificateholders of such class.

  In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as described in the prospectus supplement.

                                   THE NOTES

General

  For each series of securities, one or more classes of notes issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Unless we specify otherwise in the prospectus supplement, no notes will be issued as a part of any series. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary will be supplemented in whole or in part by the prospectus supplement. Where particular provisions of or terms used in the indenture are referred to, the actual provisions including definition of terms are incorporated by reference as part of this summary.

  Unless we specify otherwise in the prospectus supplement, each class of notes will initially be represented by a single note registered in the name of the nominee of the depository. See "Certain Information Regarding the Securities-- Book-Entry Registration." Unless we specify otherwise in the prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable for such transfer or exchange. Unless we provide otherwise in the prospectus supplement, the indenture trustee will initially be designated as the registrar for the notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of such series, or any class of certificates, as described in the prospectus supplement. A series may include one or more classes of stripped notes entitled to:

    (1) principal payments with disproportionate, nominal or no interest payment, or

    (2) interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of notes, or any combination of these. The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the prospectus supplement.

  Unless we specify otherwise in the prospectus supplement, payments for interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the dates we specify for payments in the prospectus supplement, in which case each class of noteholders will receive their ratable share based upon the aggregate amount of interest due to such class of noteholders of the aggregate amount available to be distributed in respect of interest on the notes.

  In the case of a series of securities which includes two or more classes of notes, the sequential order and priority of payment for principal and interest, and any schedule or formula or other provisions applicable to the determination, of each class will be described in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of the class.

The Indenture

  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. Conseco Finance will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued under the indenture.

  Modification of Indenture Without Noteholder Consent. Each trust and related indenture trustee, on behalf of the trust, may, without consent of the noteholders, enter into one or more supplemental indentures for any of the following purposes:

    (1) to correct or amplify the description of the collateral or add additional collateral;

    (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the trust;

    (3) to add additional covenants for the benefit of the applicable noteholders;

    (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

    (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

    (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

    (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939; and

    (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action specified in this clause (8) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder unless noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. Each trust, with the consent of the holders representing a majority of the principal balance of the outstanding notes, a note majority, the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders.

  Without the consent of the holder of each outstanding note affected, no supplemental indenture may:

    (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or change the manner of calculating any payment, any place of payment where, or the coin or currency in which any note or any interest is payable;

    (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

    (3) reduce the percentage of the aggregate amount of the outstanding notes the consent of the holders of which is required for any the supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

    (4) modify or alter the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, Conseco Securitizations, Conseco Finance or an affiliate of any of them;

    (5) reduce the percentage of the aggregate outstanding amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

    (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other applicable agreements; or

    (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture for any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

  Events of Default; Rights Upon Event of Default. For each trust, unless we specify otherwise in the prospectus supplement, events of default under the indenture will consist of:

    (1) a default for five days or more in the payment of any interest on any note;

    (2) a default in the payment of the principal of or any installment of the principal of any note when the note becomes due and payable;

    (3) a default in the observance or performance in any material way of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered under the indenture or in connection with the indenture having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

    (4) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

However, the amount of principal due and payable on any class of notes on any payment date prior to the final scheduled payment date, if any, for such class will generally be determined by amounts available to be deposited in the note distribution account for such distribution date.

  Therefore, unless we specify otherwise in the prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default unless the class of notes has a final scheduled payment date, and then not until such final scheduled payment date for the class of notes.

  Unless we specify otherwise in the prospectus supplement, if an event of default should occur and be continuing for the notes of any series, the related indenture trustee or a note majority may declare the principal of the notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a note majority.

  Unless we specify otherwise in the prospectus supplement, if the notes of any series have been declared due and payable following an event of default, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related contracts or elect to have the trust maintain possession of the contracts and continue to apply collections on the contracts as if there had been no declaration of acceleration. Unless we specify otherwise in the prospectus supplement, the indenture trustee, however, will be prohibited from selling the related contracts following an event of default, unless:

    (1) the holders of all the outstanding related notes consent to such sale;

    (2) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale; or

    (3) the indenture trustee determines that the proceeds of the contracts would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

  Unless otherwise specified in the related prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable,

    (1) Note owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and

    (2) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further payment of interest or principal on the certificates.

  Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of such notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a note majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a note majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding notes.

  No holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

  . that holder previously has given to the indenture trustee written notice of a continuing event of default,

  . the holders of not less than 25% in principal amount of the outstanding notes of such series have made written request of the indenture trustee to institute such proceeding in its own name as indenture trustee,

  . such holder or holders have offered the indenture trustee reasonable indemnity,

  . the indenture trustee has for 60 days failed to institute such proceeding, and

  . no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes.

  If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any notes, the indenture trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

  In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against Conseco Securitizations, Conseco Finance or the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate including, without limitation, Conseco Securitizations, Conseco Finance, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the notes or for any agreement or covenant of the trust contained in the indenture.

  Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

    (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state,

    (2) such entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

    (3) no event of default shall have occurred and be continuing immediately after the merger or consolidation,

    (4) the trustee has been advised that the then current rating of the related notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation,

    (5) the trustee has received an opinion of counsel stating that the consolidation or merger would have no material adverse tax consequence to the trust or to any related note owner or certificate owner.

  Each trust may not:

    (1) except as expressly permitted by the indenture, the trust documents or certain related documents for such trust, collectively, the related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

    (2) claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld under the Code or applicable state law or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust,

    (3) dissolve or liquidate in whole or in part,

    (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations for the related notes under the indenture except as may be expressly permitted thereby, or

    (5) except as expressly permitted by the related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or proceeds thereof.

  No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "The Trust." No trust may incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the related documents.

  Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported. Note owners may receive reports upon written request, together with a certification that they are note owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the indenture trustee at the address specified in the prospectus supplement.

  Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of such notes.

The Indenture Trustee

  The indenture trustee for a series of notes will be specified in the prospectus supplement. The indenture trustee may resign at any time, and Conseco Securitizations as the seller will be obligated to appoint a successor trustee. We may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue under the indenture or if the indenture trustee becomes insolvent. In such circumstances, We will be obligated to appoint a successor trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

                      INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless we provide otherwise in the prospectus supplement, the securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Certificate owners and note owners who are not participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only through participants, unless and until definitive certificates or definitive notes, each as defined below, are issued. In addition, certificate owners and note owners will receive all distributions of principal of, and interest on, the securities from the trustee or the indenture trustee, as applicable, through DTC and participants. Certificate owners and note owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below and specific other circumstances, if any, as may be specified in the prospectus supplement.

  Unless and until definitive securities are issued, it is anticipated that the only certificateholder of the certificates and the only noteholder of the notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and note owners will not be recognized by the trustee as certificateholders or by the indenture trustee as noteholders as those terms are used in the related trust documents or indenture. Certificate owners and note owners will be permitted to exercise the rights of certificateholders or noteholders, as the case may be, only indirectly through participants and DTC.

  For any series of securities, while the securities are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. participants with whom certificate owners or note owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners and note owners. Accordingly, although certificate owners and note owners will not possess securities, the rules provide a mechanism by which certificate owners and note owners will receive distributions and will be able to transfer their interests.

  For any series of securities, unless we specify otherwise in the prospectus supplement, certificates and notes will be issued in registered form to certificate owners and note owners or their nominees, rather than to DTC, the certificates and notes being referred to in this prospectus as definitive certificates and definitive notes, respectively, only if:

    (1) DTC, the seller or the servicer advises the trustee or the indenture trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates or the notes, and the seller, the servicer, the trustee or the indenture trustee, as the case may be, is unable to locate a qualified successor,

    (2) the seller or the administrator at its sole option has advised the trustee or the indenture trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and

    (3) after the occurrence of a servicer termination event, the holders representing a majority of the certificate balance, a certificate majority or a note majority advises the trustee or the indenture trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests.

Upon issuance of definitive certificates or definitive notes to certificate owners or note owners, the certificates or notes will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee or the indenture trustee, as the case may be, for transfers, notices and distributions.

  DTC has advised the seller that, unless and until definitive certificates or definitive notes are issued, DTC will take any action permitted to be taken by a certificateholder or a noteholder under the related trust documents or indenture only at the direction of one or more participants to whose DTC accounts the certificates or notes are credited. DTC has advised us that DTC will take the action for any fractional interest of the certificates or the notes only at the direction of and on behalf of the participants beneficially owning a corresponding fractional interest of the certificates or the notes. DTC may take actions, at the direction of the related participants, for some certificates or notes which conflict with actions taken for other certificates or notes.

  Issuance of certificates and notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of certificates or notes in the secondary market and the ability of the certificate owners or note owners to pledge them. In addition, since distributions on the certificates and the notes will be made by the trustee or the indenture trustee to DTC and DTC will credit such distributions to the accounts of its participants, with the participants further crediting such distributions to the accounts of indirect participants or certificate owners or note owners, certificate owners and note owners may experience delays in the receipt of such distributions.

Statements to Securityholders

  On or before each distribution date, the servicer will prepare and provide to the trustee a statement to be delivered to the related certificateholders on distribution date. On or prior to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the related noteholders on the distribution date. These statements will be based on the information in the related servicer's certificate setting forth information required under the trust documents. Unless otherwise specified in the prospectus supplement, each statement to be delivered to certificateholders will include the following information for the certificates on that distribution date or the period since the previous distribution date, as applicable, and each statement to be delivered to noteholders will include the following information as to the notes on the distribution date or the period since the previous distribution date:

    (1) the amount of the distribution allocable to interest on or for each class of securities;

    (2) the amount of the distribution allocable to principal on or for each class of securities;

    (3) the principal balance and the pool factor for each class of certificates and the aggregate outstanding principal balance and the pool factor for each class of notes, after giving effect to all payments reported under (2) above on that date;

    (4) the amount of the servicing fee paid to the servicer for the related monthly period or periods, as the case may be;

    (5) the pass-through rate or interest rate for the next period for any class of certificates or notes with variable or adjustable rates;

    (6) the amount of advances made by the servicer for the distribution date, and the amount paid to the servicer on that distribution date as reimbursement of advances made on previous distribution dates;

    (7) the amount, if any, distributed to certificateholders and noteholders applicable to payments under the related form of credit enhancement, if any; and

    (8) any other information as may be specified in the prospectus supplement.

  Each amount set forth under subclauses (1), (2), (4) and (6) for certificates or notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the certificates or notes, as applicable.

  Unless and until definitive certificates or definitive notes are issued, the reports for a series of securities will be sent on behalf of the related trust to the trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive copies of the reports upon written request, together with a certification that they are certificate owners or note owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of the reports, from the trustee or the indenture trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" in this prospectus.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the trustee and the indenture trustee, as applicable, will mail to each holder of a class of securities who at any time during such calendar year has been a securityholder, and received any payment thereon, a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. DTC will convey such information to its participants, who in turn will convey the information to their related indirect participants in accordance with arrangements among DTC and the participants. Certificate owners and note owners may receive the reports upon written request, together with a certification that they are certificate owners or note owners and payment of reproduction and postage expenses associated with the distribution of the information, from the trustee, for certificate owners, or from the indenture trustee, for note owners, at the addresses specified in the prospectus supplement. See "Federal Income Tax Consequences."

Lists of Securityholders

  Unless we provide otherwise in the prospectus supplement, for each series of certificates, at that time, if any, as definitive certificates have been issued, the trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the principal balance of the certificate within five business days after provision to the trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the related trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the trust documents. Unless otherwise specified in the prospectus supplement, the trust documents will not provide for holding any annual or other meetings of certificateholders.

  Unless we provide otherwise in the prospectus supplement, for each series of notes, if any, at that time, if any, as definitive notes have been issued, the indenture trustee will, upon written request by three or more noteholders or one or more holders of notes evidencing not less than 25% of the aggregate principal balance of the related notes, within five business days after provision to the indenture trustee of a statement of the applicants' desire to communicate with other noteholders about their rights under the related indenture or the notes and a copy of the communication that the applicants propose to transmit, afford such noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders about their rights under the indenture. Unless otherwise specified in the prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as we specify otherwise in the prospectus supplement, the following summary describes certain terms of the transfer agreement between Conseco Finance and Conseco Securitizations, and of either the pooling and servicing agreements or the sale and servicing agreements and the trust agreements--in either case collectively referred to as the trust documents--pursuant to which Conseco Securitizations will sell and assign contracts to a trust and the servicer will agree to service those contracts on behalf of the trust, and pursuant to which such trust will be created and certificates will be issued. Forms of the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of the agreements, without exhibits upon request to a holder of securities. This summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions, including definitions of terms are incorporated by reference as part of that summary.

Sale and Assignment of the Contracts

  On the closing date, Conseco Finance will sell and assign to Conseco Securitizations, without recourse, its entire interest in the related contracts and the proceeds thereof, including its security interests in the related products, and Conseco Securitizations will immediately re-transfer the contracts and related assets to the trust. Each contract transferred by Conseco Securitizations to the trust will be identified in a schedule appearing as an exhibit to the trust documents. At the same time as such sale and assignment, the trustee will execute and deliver the certificates representing the certificates to or upon the order of the seller, and the trustee will execute and the indenture trustee will authenticate and deliver the notes, if any, to or upon our order.

  Except as we specify otherwise in the prospectus supplement, Conseco Finance will make certain warranties in the trust documents with respect to each contract as of the closing date, including that:

    (a) as of the cutoff date, the most recent scheduled payment was made or was not delinquent more than 59 days;

    (b) no provision of a contract has been waived, altered or modified in any respect, except by instruments or documents contained in the contract file;

    (c) each contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

    (d) no contract is subject to any right of rescission, set-off, counterclaim or defense;

    (e) for contracts with an original balance greater than $7,500, the related product is covered by insurance naming us as an additional insured party;

    (f) each contract has been originated by a dealer or us in the ordinary course of such dealer's, or our business and, if originated by a dealer, was purchased by us in the ordinary course of business;

    (g) no contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the trustee pursuant to the trust documents or pursuant to the notes or certificates unlawful;

    (h) each contract complies with all requirements of law;

    (i) no contract has been satisfied, subordinated to a lower lien ranking than its original position in whole or in part or rescinded and the product has not been released from the lien of the contract in whole or in part;

    (j) each contract creates a valid and enforceable first priority security interest in favor of us in the product covered thereby and such security interest has been assigned by us to the trustee;

    (k) all parties to each contract had capacity to execute such contract;

    (l) no contract has been sold, assigned or pledged to any other person and prior to the transfer of the contracts by us to the trustee, We had good and marketable title to each contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer the contract to the trustee;

    (m) as of the cutoff date, there was no default, breach, violation or event permitting acceleration under any contract, except for payment delinquencies permitted by clause (a) above, no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the contract, and we have not waived any of the these;

    (n) as of the closing date there were, to the best of our knowledge, no liens or claims which have been filed for work, labor or materials affecting the product securing a contract, which are or may be liens prior or equal to the lien of the contract;

    (o) each contract is a fully-amortizing loan and provides for level payments over the term of the contract;

    (p) each contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

    (q) the description of each contract set forth in the schedule of contracts delivered to the trustee is true and correct; and

    (r) there is only one original of each contract, other than the copy in the possession of the obligor.

  Our warranties will be made as of the execution and delivery of the related trust documents and will survive the sale, transfer and assignment of the related contracts and other trust property to the trust but will speak only as of the date made.

  Conseco Finance is obligated to repurchase for the repurchase price any contract on the first business day after the first determination date which is more than 90 days after Conseco Finance becomes aware, or should have become aware, or its receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty by Conseco Finance in the trust documents that materially adversely affects the trust's interest in any contract if the breach has not been cured. The repurchase price for any contract will be the remaining principal amount outstanding on the contract on the date of repurchase plus accrued and unpaid interest thereon at its contract rate to the date of such repurchase. This repurchase obligation constitutes the sole remedy available to the trust and the securityholders for a breach of a representation or warranty under the trust documents with respect to the contracts, but not for any other breach of Conseco Finance's obligations under the trust documents.

  Upon our purchase of a contract due to a breach of a representation or warranty, the trustee will convey the contract and the related trust property to us.

Custody of Contract Files

  Unless we specify otherwise specified in the prospectus supplement, Conseco Finance initially will be appointed to act as custodian for the contract files of each trust. Prior to the appointment of any custodian other than Conseco Finance, the trust and institution specified in the prospectus supplement shall enter into a custodian agreement pursuant to which the such institution will agree to hold the contract files on behalf of the related trust. Any such custodian agreement may be terminated by the trust on 30 days' notice to such institution.

  To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Conseco Finance's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the contracts by Conseco Finance to Conseco Securitizations, and by Conseco Securitizations to the trustee, and our accounting records and computer systems will also reflect such sale and assignment. In addition, the contracts that are in our possession will be stamped or otherwise marked to indicate that the contracts have been sold to the related trust. Despite these precautions, if, through inadvertence or otherwise, any of the contracts were sold to another party, or a security interest therein were granted to another party that purchased, or took such security interest in any of the contracts in the ordinary course of its business and took possession of the contracts, the purchaser, or secured party would acquire an interest in the contracts superior to the interest of the related trust if the purchaser, or secured party acquired, or took a security interest in the contracts for new value and without actual knowledge of such trust's interest. See "Legal Aspects of the Contracts--Rights in the Contracts."

Collections

  For each trust, the servicer will establish one or more collection accounts in the name of the trustee or, in the case of any series including one or more classes of notes, in the name of the indenture trustee for the benefit of the related securityholders. If we so specify in the prospectus supplement, the trustee will establish and maintain for each series an account, in the name of the trustee on behalf of the related certificateholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to such certificateholders will be made the certificate distribution account. For any series including one or more classes of notes, the indenture trustee will establish and maintain for each series an account, in the name of the indenture trustee on behalf of the related noteholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made, the note distribution account. The collection account, the certificate distribution account if any, and the note distribution account, are referred to collectively as the designated accounts. Any other accounts to be established with respect to a trust will be described in the prospectus supplement.

  Each designated account will be an eligible account maintained with the trustee, the indenture trustee and/or other depository institutions. Eligible account means any account which is:

    (1) an account maintained with an eligible institution;

    (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

    (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus, or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company of not less than $50,000,000 and the securities of such depository institution, or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company has a credit rating from each rating agency rating such series of notes and/or certificates, a rating agency in one of its generic credit rating categories which signifies investment grade; or

    (4) an account that will not cause any rating agency to downgrade or withdraw its then-current rating assigned to the securities, as confirmed in writing by each rating agency.

Eligible institution means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the securities of such series. On the closing date specified in the prospectus supplement, the servicer will cause to be deposited in the collection account all payments on the contracts received by the servicer after the cutoff date and on or prior to the second business day preceding the closing date.

  The servicer will deposit all payments on the contracts held by any trust received directly by the servicer from obligors and all proceeds of contracts collected directly by the servicer during each monthly period into the collection account no later than one business day after receipt. Notwithstanding the foregoing and unless otherwise provided in the prospectus supplement, the servicer may utilize an alternative remittance schedule, if the servicer provides to the trustee and the indenture trustee written confirmation from each rating agency that such alternative remittance schedule will not result in the downgrading or withdrawal by the rating agency of the rating(s) then assigned to the securities. We will also deposit into the collection account on or before the deposit date the purchase amount of each contract to be purchased by it for breach of a representation or warranty.

  For any series of securities, funds in the designated accounts and any other accounts identified in the related prospectus supplement will be invested, as provided in the related trust documents, at the direction of the servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related trust documents are called eligible investments. Eligible investments shall mature no later than the business day preceding the applicable distribution date for the monthly period to which such amounts relate. Investments in eligible investments will be made in the name of the trustee or the indenture trustee, as the case may be, and the investments will not be sold or disposed of prior to their maturity.

  Unless we specify otherwise in the prospectus supplement, collections or recoveries on a contract other than late fees or certain other similar fees or charges received during a monthly period and purchase amounts deposited with the trustee before a distribution date will be applied first to any outstanding monthly advances made by the servicer for that contract, and then to interest and principal on the contract in accordance with the terms of the contract.

Servicing Procedures

  The servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the servicer with respect to contracts owned or serviced by it, to collect all payments due with respect to the contracts held by any trust and, in a manner consistent with the trust documents, will follow its customary collection procedures with respect to secured consumer loans that it services for itself and others.

  Under the trust documents, the servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any product securing a contract, with respect to which the servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such contract. The servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any contract. The servicer may repossess and sell the product securing such contract at judicial sale, or take any other action permitted by applicable law. See "Legal Aspects of the Contracts." The servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization, net of such expenses will be deposited in the collection account at the time and in the manner described above under "--Collections."

  The trust documents will provide that the servicer will indemnify and defend the trustee, the indenture trustee, the trust and the securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, or in respect of any action taken or failed to be taken by the servicer with respect to any portion of the trust property in violation of the provisions of the trust documents. The servicer's obligations to indemnify the trustee, the indenture trustee, the trust and the securityholders for the servicer's actions or omissions will survive the removal of the servicer but will not apply to any action or omission of a successor servicer.

Servicing Compensation

  Unless we specify otherwise in the prospectus supplement, for each series of securities, the servicer will be entitled to receive the servicing fee for each monthly period in an amount equal to the product of one-twelfth of the servicing rate and the aggregate principal balance of the certificate as of the first day of such monthly period. The servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the contracts or applicable law. Unless we provide otherwise in the prospectus supplement, the servicing rate will equal .75% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months. As long as we are the servicer, the servicing fee and any additional servicing compensation will be paid out of collections on or with respect to the contracts after the required distributions to noteholders and certificateholders. If we are no longer the servicer, the servicing fee and any additional servicing compensation will be paid out of collections on or with respect to the contracts prior to distributions to certificateholders and noteholders. Unless we specify otherwise in the prospectus supplement, a monthly period for any distribution date is the calendar month immediately preceding the month in which the distribution date occurs.

  Conseco Finance, as servicer, will be required to pay all expenses incurred by it in connection with its servicing activities, including fees, expenses and disbursements of the trustee, the indenture trustee, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders, except certain expenses incurred in connection with realizing upon the contracts.

Distributions

  For each trust, beginning on the distribution date specified in the prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only on each class of securities entitled thereto will be made by the trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be described in the prospectus supplement.

  Unless we specify otherwise in the prospectus supplement, on the third business day prior to each distribution date, the servicer will determine the amount available and the amounts to be distributed on the notes and certificates for such distribution date. Except as we specify otherwise in the prospectus supplement, the amount available for any distribution date will be equal to:

    (1) the funds on deposit in the collection account at the close of business on the last day of the related monthly period, plus

    (2) any advances to be made by the servicer with respect to delinquent payments, plus

    (3) any repurchase amounts to be deposited by us for contracts to be repurchased due to a breach of a representation or warranty, minus

    (4) any amounts paid by obligors in the related monthly period, but to be applied in respect of a regular monthly payment due in a subsequent monthly period, minus

    (5) any amounts incorrectly deposited in the collection account.

Unless we specify otherwise in the prospectus supplement, on each distribution date, prior to making distributions in respect of the notes and certificates, the amount available will be applied, first, if we are is no longer the servicer, to pay the servicing fee to the successor servicer, and second, to reimburse the servicer, including us for any advances made with respect to a prior monthly period and subsequently recovered and for any advances previously made that the servicer has determined are uncollectible advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, for each class of securities will be described in the prospectus supplement. If and to the extent provided in the prospectus supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, we guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the prospectus supplement. If specified in the prospectus supplement, enhancement for a class of securities of a series may cover one or more other classes of securities in such series, and accordingly may be exhausted for the benefit of a particular class and thereafter be unavailable to such other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the prospectus supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of securities of a series, securityholders of any such class will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes.

Advances

  Unless otherwise specified in the prospectus supplement, the servicer will be obligated to make advances each month of any scheduled payments on the contracts included in a trust that were due but not received during the prior monthly period. The servicer will be entitled to reimbursement of an advance from available funds in the collection account for the related trust, (1) when the delinquent payment is recovered by the trust, or (2) when the servicer has determined that such advance has become an uncollectible advance. The servicer will be obligated to make an advance only to the extent that it determines that such advance will be recoverable from subsequent funds available therefor in the collection account for the related trust.

Evidence as to Compliance

  On or before March 31 of each year the servicer will deliver to each trustee and each indenture trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of contracts serviced by the servicer under pooling and servicing agreements or sale and servicing agreements similar to the trust documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable trust documents, except for any exceptions described in that report. A copy of the statement may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Information Regarding the Securities-- Statements to Securityholders" above.

Matters Regarding the Servicer

  Unless we provide otherwise in the prospectus supplement, our appointment as servicer under the trust documents will continue until such time as we resign or are terminated, or until such time, if any, as a servicer termination event shall have occurred under the trust documents. The trust documents will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon a determination, as evidenced by an opinion of independent counsel, delivered and acceptable to the trustee and the indenture trustee, that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of the legal requirements in a manner which would result in a material adverse effect on the servicer. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the trust documents.

  Unless otherwise provided in the prospectus supplement, any corporation or other entity into which the servicer may be merged or consolidated, resulting from any merger or consolidation to which the servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the servicer or succeeds to all or substantially all the business of the servicer, where the servicer is not the surviving entity, which corporation or other entity assumes every obligation of the servicer under each trust document, will be the successor to the servicer under the related trust documents; provided, that:

    (1) such entity is an eligible servicer, and

    (2) immediately after giving effect to such transaction, no servicer termination event and no event which, after notice or lapse of time, or both, would become a servicer termination event shall have occurred and be continuing.

Indemnification and Limits on Liability

  Unless we specify otherwise in the prospectus supplement, the trust documents will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the trust documents and will have no other obligations or liabilities thereunder. The trust documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders, except as provided in the trust documents, for any action taken or for refraining from taking any action pursuant to the trust documents, other than any liability that would otherwise be imposed by reason of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence, including errors in judgment in the performance of its duties, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

  The servicer may, with the prior consent of the trustee and the indenture trustee, if any, delegate duties under the related trust documents to any of its affiliates. In addition, the servicer may at any time perform the specific duty of repossessing products through subcontractors who are in the business of servicing consumer receivables. The servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the servicer shall relieve the servicer of its responsibility.

Servicer Termination Events

  Except as we specify otherwise in the prospectus supplement, servicer termination events under the trust documents will include:

    (1) any failure by the servicer to deliver to the indenture trustee for distribution to the noteholders or to the trustee for distribution to the certificateholders any required payment which continues unremedied for 5 days, or such other period specified in the related prospectus supplement after the giving of written notice;

    (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust documents that materially and adversely affects the interests of securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach;

    (3) any assignment or delegation by the servicer of its duties or rights under the trust documents, except as specifically permitted under the trust documents, or any attempt to make such an assignment or delegation;

    (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer; and

    (5) the servicer is no longer an eligible servicer, as defined in the trust documents. Notice shall mean notice to the servicer by the trustee, the indenture trustee, if any, or us, or notice to us, the servicer, the indenture trustee, if any, and the trustee by the holders of securities representing interests aggregating not less than 25% of the outstanding principal balance of the securities issued by the trust.

  Unless we specify otherwise in the prospectus supplement, if a servicer termination event occurs and is continuing, the trustee, the indenture trustee, or the holders of at least 25% in aggregate principal balance of the outstanding securities issued by the trust, by notice then given in writing to the servicer, and to the trustee and the indenture trustee if given by the securityholders may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of the notice, and, in the case of a successor servicer other than the trustee, the acceptance by the successor servicer of its appointment, all authority of the servicer will pass to the trustee or other successor servicer. The trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

  On and after the time the servicer receives a notice of termination, the trustee or other successor servicer specified in the prospectus supplement, the backup servicer, will be the successor in all respects to the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the trust documents; provided, however, that the successor servicer shall have no liability any obligation which was required to be performed by the prior servicer prior to the date that the successor servicer becomes the servicer or any claim of a third party, including a securityholder, based on any alleged action or inaction of the prior servicer. Notwithstanding the termination, the servicer shall be entitled to payment of amounts payable to it prior to the termination, for services rendered prior to the termination. No termination will affect in any manner Conseco Finance's obligation to repurchase contracts for breaches of representations or warranties under the trust documents. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a servicer. Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the trust documents.

  Upon any termination of, or appointment of a successor to, the servicer, the trustee and the indenture trustee, if any, will each give prompt written notice to certificateholders and noteholders, respectively, at their respective addresses appearing in the certificate register or the note register and to each rating agency.

Amendment

  Unless we provide otherwise in the prospectus supplement, the trust documents may be amended by us, the servicer, the trustee and the indenture trustee, if any, but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision, provided that the action will not, in the opinion of counsel, which may be our internal counsel or the servicer reasonably satisfactory to the trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by us, the servicer and the trustee and the indenture trustee, and a certificate majority and a note majority, if applicable, for the purpose of adding any provisions to or changing or eliminating any of the provisions of the trust documents or of modifying the rights of the certificateholders or the noteholders. No amendment may, (1) increase or reduce the amount of, or accelerate or delay the timing of, collections of payments on the related contracts or distributions that are required to be made on any related certificate or note or the related interest rate, or (2) reduce the percentage of the certificate balance evidenced by certificates or of the aggregate principal amount of notes then outstanding required to consent to any amendment, without the consent of the holders of all certificates or all notes, as the case may be, then outstanding.

Termination

  The obligations created by the trust documents will terminate upon the date calculated as specified in the trust documents, generally upon:

    (1) the later of the final payment or other liquidation of the last contract subject thereto and the disposition of all property acquired upon repossession of any product; and

    (2) the payment to the securityholders of all amounts held by the servicer or the trustee and required to be paid to the securityholders pursuant to the trust documents.

  Unless we provide otherwise in the prospectus supplement, for each series of securities, in order to avoid excessive administrative expense, we and the servicer each will be permitted, at its option, to purchase from the trust, on any distribution date immediately following any monthly period as of the last day of which the pool schedule principal balance is equal to or less than 10%, or other percentage as may be specified in the prospectus supplement of the cutoff date principal balance, all remaining contracts in the related trust and the other remaining trust property at a price equal to the aggregate of the purchase amounts and the appraised value of any other remaining trust property. The exercise of this right will effect an early retirement of the related certificates and notes.

  If a general partner is named in the prospectus supplement, unless we specify otherwise in the prospectus supplement, the trust agreement will provide that, in the event that the general partner becomes insolvent, withdraws or is expelled as a general partner or is terminated or dissolved, the trust will terminate in 90 days and effect redemption of the notes, if any, and prepayment of the certificates following the winding-up of the affairs of the related trust, unless within such 90 days the remaining general partner, if any, and holders of a majority of the certificates of the series agree in writing to the continuation of the business of the trust and to the appointment of a successor to the former general partner, and the owner trustee is able to obtain an opinion of counsel to the effect that the trust will not thereafter be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

  Unless we specify otherwise in the prospectus supplement, for each series of securities, the trustee will give written notice of the final distribution for the certificates to each certificateholder of record and the indenture trustee will give written notice of the final payment for the notes, if any, to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of the holder's certificate or note at the office or agency of the trustee, for certificates, or of the indenture trustee, for notes, specified in the notice of termination. Any funds remaining in the trust, after the trustee or the indenture trustee has taken certain measures to locate a certificateholder or noteholder, as the case may be, and the measures have failed, will be distributed to The United Way, and the certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights for the funds.

The Trustee

  The trustee or owner trustee, as applicable, for each trust will be specified in the prospectus supplement. The trustee, in its individual capacity or otherwise, and any of its affiliates may hold certificates or notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the trustee, with the consent of the servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of the appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related trust documents will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction where the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee.

  The trustee of any trust may resign at any time, in which event the general partner, if any, specified in the prospectus supplement or, if no such general partner is specified, the servicer or its successor will be obligated to appoint a successor trustee. The general partner, if any, specified in the prospectus supplement, or, if no general partner is specified, the servicer, may also remove the trustee, if the trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In those circumstances, the general partner, if any, specified in the related prospectus supplement or, if no general partner is specified, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes, other than its execution of the certificates and the notes, the contracts or any related documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer in respect of the certificates, the notes or the contracts prior to deposit in the related collection account.

  The trustee will be required to perform only those duties specifically required of it under the trust documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the trustee under the trust documents, in which case it will only be required to examine the certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

  The trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders or noteholders, unless the certificateholders or noteholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No certificateholder nor any noteholder will have any right under the trust documents to institute any proceeding for the trust documents, unless the holder has given the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the certificate balance or the holders of notes evidencing not less than 25% of the aggregate principal balance of the notes then outstanding, as the case may be, have made written request to the trustee to institute the proceeding in its own name as trustee and have

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

offered to the trustee reasonable indemnity, and the trustee for 30 days after the receipt of the notice, request and offer to indemnify has neglected or refused to institute any proceedings.

Administrator

  If an administrator is specified in the prospectus supplement, the administrator will enter into an agreement, the administration agreement, pursuant to which such administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture and the trust agreement.

                         LEGAL ASPECTS OF THE CONTRACTS

Rights in the Contracts

  The contracts are chattel paper as defined in the UCC as in effect in the State of Minnesota. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the contracts will be filed by Conseco Securitizations in Minnesota.

  The servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each trust's interest in the related contracts and the proceeds. Conseco Finance will warrant in the trust documents for the contracts held by the related trust and the trustee will pledge the right to enforce the warranty to the indenture trustee as collateral for the notes, if any, that, as of the closing date, the contracts have not been sold, pledged or assigned by it to any other person, and that it has good and indefeasible title and is the sole owner free of any liens and that, immediately upon the transfer of the contracts to the trust pursuant to the related trust document, the trust will have good and indefeasible title to and will be the sole owner of the contracts, free of any liens. In the event of an uncured breach of any of the warranties in the trust documents that materially and adversely affects the related trust's, certificateholders' or noteholders' interest in any contract, a repurchase event, we will be obligated to repurchase the contract.

  Unless we provide otherwise in the prospectus supplement, Conseco Finance will hold the contract files on behalf of each trust. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in our possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the contracts to the trustee, and our accounting records and computer systems will also reflect the sale and assignment. In addition, the contracts will be stamped or otherwise marked to indicate that the contracts have been sold to the related trust. Despite these precautions, if, through inadvertence or otherwise, any of the contracts were sold to another party, or a security interest therein were granted to another party that purchased, or took the security interest in any of the contracts in the ordinary course of its business and took possession of the contracts, the purchaser, or secured party would acquire an interest in the contracts superior to the interest of the related trust if the purchaser, or secured party acquired or took a security interest in the contracts for new value and without actual knowledge of the trust's interest. See "Description of the Trust Documents--Custody of Contract Files."

Security Interests in the Products

  Security interests in some products must be perfected by notation of the secured party's lien on the certificate of title or by actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. Security interests in certain other products must be perfected by the filing of a UCC financing statement, naming the obligor as debtor and us as secured party. Purchase money security interests in products that are consumer goods, as defined in the UCC, are deemed perfected under some states' laws when the contract is executed and we have advanced the purchase price of the goods. It is our practice to take action as is required to perfect its security interest under the laws of the state in which the product is located. In the event of clerical errors, administrative delays or otherwise, actions may not have been taken for a product and the security interest may be subordinate to the interests of, among others, subsequent purchasers of the products, holders of perfected security interests in the product, and the trustee in bankruptcy of the obligor. Likewise, where we did not file a UCC financing statement because its security interest was perfected as a purchase money security interest in consumer goods;

    (1) such security interest may be deemed not to be perfected if the product were ultimately determined not to be consumer goods, and

    (2) a subsequent purchaser of the product may acquire the product free of our security interest.

The events would, however, give rise to a repurchase event and obligate us to repurchase the affected contract if the interests of the related certificateholders, noteholders or trust were materially and adversely affected.

  Under the related trust document, we will assign the security interests in the products to the owner trustee on behalf of the related trust. However, because of the administrative burden and expense that would be entailed in doing so, none of Conseco Securitizations, Conseco Finance or the trustee will be required, except to the extent provided below, to amend the certificates of title or UCC financing statements to identify the trustee as the new secured party and, accordingly, we will continue to be named as the secured party on the certificates of title or UCC financing statements relating to the products. The servicer will be required to note the interest of the related trust on the certificates of title for the products or to amend the UCC financing statements only upon a servicer termination event. In most states, an assignment such as that under the related trust documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title or financing statement, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the obligor or administrative error by state recording officials, the notation of the lien on the certificate of title or the UCC financing statement should be sufficient to protect the related trust against the rights of subsequent purchasers of a product or subsequent lenders who take a security interest in the related product. However, in the absence of an amendment, the security interest of the related trust in the related products might be defeated by, among others, the trustee in our bankruptcy or the obligor. However, failure would give rise to a repurchase event and obligate us to repurchase the affected contract if the interests of the related certificateholders, noteholders or trust were materially and adversely affected.

  In most states, a perfected security interest in a product subject to certificate of title or a financing statement continues for four months after the product is moved to a different state and thereafter until the owner re-registers the product in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a product. Accordingly, the secured party must surrender possession if it holds the certificate of title to the product. In the case of products registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related product, the secured party should receive notice of surrender if the security interest in the product is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the product in the state of relocation. In states that do not require a certificate of title for registration of a product, re-registration could defeat perfection.

  In the ordinary course of servicing its secured consumer contract portfolio, it is our practice to effect the re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a product subject to a certificate of title, we must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related contract before release of the lien.

  Under the laws of most states, liens for repairs performed on a product and liens for unpaid taxes take priority over even a perfected security interest in a product. Conseco Finance will represent, in the related trust document that, immediately prior to the sale, assignment and transfer to the related trust, each contract held by such trust was secured by a valid, subsisting and enforceable first priority perfected security interest in its favor, as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a contract. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles and certain other consumer products by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated product. No notice will be given to the owner trustee, indenture trustee, certificateholders or noteholders in the event that a lien or confiscation arises, and if the lien arises or confiscation occurs after the date of issuance of any series of certificates and notes, neither we nor the servicer will be required to repurchase or purchase the related contract.

Repossession

  In the event of default by an obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless the means would constitute a breach of the peace. Self-help repossession is the method employed by us in most cases and is accomplished simply by taking possession of the product. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the product must then be repossessed in accordance with that order. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a product, including a wrongful repossession conducted by an agent of the secured party. In many states, a product may be repossessed without notice to the obligor, but only if the repossession can be accomplished without a breach of the peace.

Notice of Sale; Redemption Rights

  The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation, less any unaccrued finance charges plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

  The proceeds of resale of products generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the related contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. In many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. We generally seeks to recover any deficiency existing after repossession and sale of a product.

  Occasionally, after resale of a repossessed products, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien for the product, if proper notification of demand for proceeds is received prior to distribution, or, if no lienholder exists, to remit the surplus to the former owner of the product.

Soldiers' and Sailors' Civil Relief Act

  The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by those persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a product subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during the service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if the court determines the obligation of the dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of that obligation will not be liable for performance.

Consumer Protection Laws

  Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

  In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of retail installment contracts and promissory notes pursuant to which purchasers finance the acquisition of consumer products. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of a consumer product. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the related trust, to enforce consumer finance contracts such as the contracts. The credit practices rule of the FTC imposes additional restrictions on contract provisions and credit practices.

  The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions, and certain related lenders and their assignees to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. The assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each trust, as assignee of the related contracts, will be subject to claims or defenses, that the purchaser of the related product may assert against the seller of the product.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  We will warrant in the related trust document that as of the date of origination each contract held by the related trust complied with all requirements of applicable law in all material respects. Accordingly, if the trust's interest in a contract were materially and adversely affected by a violation of any law, the violation would constitute a repurchase event and would obligate us to repurchase the contract unless the breach were cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

Other Limitations

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing collateral, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the collateral at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors for the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the securities.

  Dorsey & Whitney LLP, our counsel, has delivered an opinion regarding federal income tax matters discussed below. Counsel to the seller identified in the prospectus supplement will deliver an opinion regarding tax matters applicable to each series of securities. The opinion, however, is not binding on the IRS or the courts. The opinion of counsel will specifically address only those issues specifically identified below as being covered by the opinion; however, the opinion of counsel also will state that the additional discussion set forth below accurately describes counsel's advice for material tax issues. No ruling on any of the issues discussed below will be sought from the IRS.

  Many aspects of the federal tax treatment of the purchase, ownership and disposition of the securities of any series will depend upon whether the trust created with respect to that series is structured as an owner trust, treated as a partnership for federal income tax purposes or as a grantor trust. The prospectus supplement for each series of securities will indicate whether the trust created for that series will be treated as a partnership or as a grantor trust. The following discussion deals first with series for which the trust has been structured as an owner trust treated as a partnership, and then with series for which the trust has been structured as a grantor trust.

Owner Trust Series

Tax Status of the Trust

  For each series of securities which includes both notes and certificates, counsel will deliver its opinion that the trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of counsel, the trust itself will not be subject to federal income tax but, each certificateholder will be required to take into account its distributive share of items of income and deduction, including deductions for distributions of interest to the noteholders of the trust as though the items had been realized directly by the certificateholder. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations. There are no cases or IRS rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of this discussion.

  If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the contracts, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates.

Tax Consequences to Noteholders

  Treatment of the Notes as Indebtedness. The owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

  Interest Income on the Notes. Interest on the notes will be taxable as ordinary interest income when received by noteholders utilizing the cash-basis method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Under the applicable regulations, the notes would be considered issued with original issue discount if the stated redemption price at maturity of a note, generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity exceeds the original issue price, in this case, the initial offering price at which a substantial amount of the notes are sold to the public. Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a note multiplied by the number of full years until its maturity date. It is anticipated that the notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note.

  While it is not anticipated that the notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the notes are not deemed to be qualified stated interest because the notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, the trust will treat interest payments on the notes as qualified stated interest under the OID regulations. If the notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the notes would be includible in the income of noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of notes were not materially different from its coupon, this treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income for the notes in advance of the receipt of cash attributable to that income.

  A noteholder must include OID in income as interest over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

  Market Discount. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of Section 1276 of the Code. In general, these rules provide that if a noteholder purchases the note at a market discount, for example, a discount from its original issue price plus any accrued original issue discount that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of the gain or the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the notes to the extent that the amount of the payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the IRS.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes such an election, is exempt from this rule. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS.

  Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), the noteholder will be considered to have purchased the note with amortizable bond premium equal to the amount of the excess. The noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. The noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium for a note will be treated as an offset to interest income on that note, and a noteholder's deduction for amortizable bond premium that a note will be limited in each year to the amount of interest income derived for that Note for that year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

  Disposition of Notes. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included by that noteholder in income for the note and decreased by principal payments previously received by that noteholder and the amount of bond premium previously amortized for the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.


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

  Foreign Holders. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a United States trade or business will be treated as portfolio interest and will be exempt from the 30% withholding tax. The noteholder will be entitled to receive interest payments on the notes free of United States federal income tax provided that the noteholder periodically provides the indenture trustee, or other person who would otherwise be required to withhold tax with a statement certifying under penalty of perjury that the noteholder is not a United States person and providing the name and address of that noteholder and will not be subject to federal income tax on gain from the disposition of a note unless the noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and some other requirements are met.

  Tax Administration and Reporting. The indenture trustee will furnish to each noteholder with each distribution a statement showing the amount of the distribution allocable to principal and to interest. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding the information as may be required for the interest and original issue discount, with respect to the notes.

  Backup Withholding. Under certain circumstances, a noteholder may be subject to backup withholding. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish its social security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply, under some circumstances, to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to some exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them for a note.

  Final regulations issued by the Treasury Department (the "New Regulations") which pertain to withholding, backup withholding and information reporting rules are generally effective for payments made after December 31, 2000. The New Regulations generally attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet some qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to some tax-exempt entities would be unrelated business taxable income, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Certificateholders

  Treatment of the Trust as a Partnership. We, the general partner and the owner trustee will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders and the general partner, and the notes being debt of the partnership. The proper characterization of the arrangement involving the trust, the certificates, the notes, the general partner, Green Tree and the servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust. This characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership as discussed in the following paragraphs. The following discussion assumes that the certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the contracts, including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of the contracts. The trust's deductions will consist primarily of interest accruing for the notes, servicing and other fees, and losses or deductions upon collection or disposition of the contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

  (1) the interest that accrues on the certificates according to their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

  (2) any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  (3) prepayment premium payable to the certificateholders for that month;
      and

  (4) any other amounts of income payable to the certificateholders for that month.

Although it is not anticipated that the certificates will be issued at a price which exceeds their principal amount, allocations of trust income to the certificateholders will be reduced by any amortization by the trust of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the general partner. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Even under this method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

  All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account will constitute unrelated business taxable income generally taxable to the holder under the Code.

  A certificateholder's share of expenses of the trust, including fees to the servicer but not interest expense will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a certificate either directly or through a pass-through entity will be allowed to deduct the expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with specific other itemized deductions, they exceed 2% of the adjusted gross income of the certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($121,000 in 1997, in the case of a joint return) will be reduced by the lesser of:

    (1) 3% of the excess of adjusted gross income over the specified threshold amount; or

    (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

To the extent that a certificateholder is not permitted to deduct servicing fees allocable to a certificate, the taxable income of the certificateholder attributable to that certificate will exceed the net cash distributions related to that income. Certificateholders may deduct any loss on disposition of the contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the contracts were not issued with OID, and therefore, the trust should not have OID income. The purchase price paid by the trust for the contracts may exceed the remaining principal balance of the contracts at the time of purchase. If the trust is deemed to acquire the contracts at such a premium or at a market discount, the trust will elect to offset any premium against interest income on the contracts or to include any discount in income currently as it accrues over the life of the contracts. The trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a contract-by-contract basis. As indicated above, a portion of this premium deduction or market discount income may be allocated to certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss for distributions from the trust. A certificateholder will recognize gain, to the extent that any money distributed exceeds the certificateholder's adjusted basis in its certificates as described below under "Disposition of Certificates" immediately before the distribution. A certificateholder will recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates. This gain or loss generally will be capital gain or loss if the certificates are held as capital assets and will be long-term gain or loss if the holding period of the certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under treasury regulations, if a termination occurs, the trust will be considered to have contributed the assets of the trust the old partnership to a new partnership in exchange for interests in the new partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a certificateholder sells a certificate, the certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the certificate. A certificateholder's tax basis in a certificate generally will equal the certificateholder's cost increased by the certificateholder's share of trust income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the certificateholder's share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in these certificates, and, upon sale or other disposition of some of these certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintain a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

  Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the contracts would generally be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to special reporting requirements. To avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

  If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described in the paragraphs above over the life of the certificates that exceeds the aggregate cash distributions, the excess generally will give rise to a capital loss upon the retirement of the certificates.

  Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the related record date. As a result, a certificateholder purchasing a certificate may be allocated tax items, which will affect the certificateholder's tax liability and tax basis attributable to periods before the certificateholder actually owns the certificate. The use of this convention may not be permitted by existing regulations. If a monthly convention is not permitted, or only applies to transfers of less than all of the certificateholder's interest, taxable income or losses of the trust may be reallocated among the certificateholders. The general partner is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a certificateholder sells a certificate at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificate than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders may be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

  Administrative Matters. Under an administration agreement, the trustee will monitor the performance of the following responsibilities of the trust by other service providers. The trust is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with specific required information statements relating to identification of beneficial owners of certificates and the nominees will be required to forward the information to the beneficial owners. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the IRS of any inconsistencies.

  We or our subsidiaries as identified in the prospectus supplement will be designated as the tax matters partner in the trust agreement and, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under specific circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes for non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust will be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. It is expected that the trust will withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's nonforeign status, the trust may rely on Form W-8BEN, Form W-9 or the certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally will be entitled to file with the IRS a claim for refund for the taxes withheld by the trust, taking the position that no taxes are due because the trust is not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under specific circumstances, a certificateholder may be subject to backup withholding. See the discussion above under "Tax Consequences to Noteholders--Backup Withholding."

Grantor Trust Series

Tax Status of the Trust

  For the series of securities which includes only certificates, unless we specify otherwise in the prospectus supplement, counsel will deliver its opinion that the trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. The trust will be classified as a trust regardless of whether we are considered to retain an interest in the contracts, as discussed below. While a retained interest might be viewed as a second class of beneficial interest in the trust and Treasury Regulations Section 301.7701-4(c) generally provides that an investment trust with more than one class of ownership interest will be classified as an association taxable as a corporation or a partnership, that regulation would treat the trust as a grantor trust because there will be no power under the pooling and servicing agreement to vary the investment of the certificateholders, the purpose of the trust will be to facilitate direct investment in the contracts, and the existence of multiple classes of ownership interests in the trust will be incidental to that purpose.

Tax Consequences to Certificateholders

  Because the trust will be classified as a grantor trust, each certificateholder, including any holder of a subordinated certificate will, in the opinion of counsel, be treated for federal income tax purposes as the owner of an undivided interest in the contracts and other trust property. Accordingly, subject to the discussion below of certain limitations on deductions and the stripped bond rules of the Code, each certificateholder must report on its federal income tax return its pro rata share of the entire income from the contracts and other trust property, and may deduct its pro rata share of the fees paid by the trust, at the same time as the items would be reported under the certificateholder's tax accounting method if it held directly a pro rata interest in the assets of the trust and received and paid directly the amounts received and paid by the trust. A certificateholder's share of expenses of the trust will be miscellaneous itemized deductions subject to certain limits on deductibility. See the discussion above under "Owner Trust Series-- Tax Consequences to Certificateholders--Partnership Taxation."

  A purchaser of a certificate will be treated as purchasing an interest in each contract in the trust at a price determined by allocating the purchase price paid for the certificate among all contracts in proportion to their fair market values at the time of purchase of the certificate. To the extent that the portion of the purchase price of a certificate allocated to a contract is greater than or less than the portion of the principal balance of the contract allocable to the certificate, that interest in the contract will be deemed to have been acquired with premium or discount. See the discussions above under "Owner Trust Series --Tax Consequences to Noteholders--Market Discount" and "-- Amortizable Bond Premium."

  The treatment of any discount will depend on whether the discount represents original issue discount or market discount. It is not anticipated that the contracts will have original issue discount, unless they are subject to the stripped bond rules of the Code described below. If the contracts are subject to the stripped bond rules of the Code, the market discount rules discussed above may not apply.

  Subordinated Certificates. If the subordinated certificateholders receive distributions of less than their share of the trust's receipts of principal or interest, the shortfall amount, because of the subordination of the subordinated certificates, holders of subordinated certificates would probably be treated for federal income tax purposes as if they had:

    (1) received as distributions their full share of such receipts;

    (2) paid over to the senior certificateholders an amount equal to the shortfall amount; and

    (3) retained the right to reimbursement of those amounts to the extent available from future collections on the contracts.

  Under this analysis, (a) subordinated certificateholders would be required to accrue as current income any interest or OID income of the trust that was a component of the shortfall amount, even though the amount was in fact paid to the senior certificateholders, (b) a loss would only be allowed to the subordinated certificateholders when their right to receive reimbursement of the shortfall amount became worthless, and (c) reimbursement of the shortfall amount prior to a claim of worthlessness would not be taxable income to subordinated certificateholders because the amount was previously included in income. Those results should not significantly affect the inclusion of income for subordinated certificateholders on the accrual method of accounting, but could accelerate inclusion of income to subordinated certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. The character and timing of loss deductions is unclear.

  Under current IRS interpretations of applicable treasury regulations, we would be able to sell or otherwise dispose of any subordinated certificates. Accordingly, we may offer subordinated certificates for sale to investors.

  Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as stripped certificates. In general, a stripped certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a contract from ownership of the right to receive some or all of the related interest payments. Certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

    (1) if any servicing compensation is deemed to exceed a reasonable amount;

    (2) if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the contracts; or

    (3) if certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each stripped certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount for a stripped certificate, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and the accrual of income may be in advance of the receipt of any cash attributable to the income. See "Owner Trust Series--Tax Consequences to Noteholders--Interest Income on the Notes" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a stripped certificate will be the purchase price paid by the holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made for the stripped certificate whether or not denominated as interest. The amount of original issue discount for a stripped certificate may be treated as zero under the original issue discount de minimis rules described above. Under rules similar to those provided in Rev. Proc. 91-49, applicable only to mortgages secured by real property, a certificateholder may be required to account for any discount on a stripped certificate as market discount rather than original issue discount if either (1) the amount of original issue discount for the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped; or
(2) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing is stripped off of the contracts.

  When an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the IRS may take a contrary position for some or all of the foregoing tax consequences. For example, a holder of a stripped certificate may be treated as the owner of:

    (1) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each contract, or

    (2) a separate installment obligation for each contract representing the stripped certificate's pro rata share of principal and/or interest payments to be made.

  In addition, if a trust issues more than one class of certificates with different pass-through rates, a holder of the certificate may be treated as the owner of a stripped bond with a rate equal to the lowest pass-through rate and a stripped coupon representing the excess of the pass-through rate on that certificate over the lowest pass-through rate. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

  The servicing fee to be received by the servicer and the fee for the enhancement, provided for a series of certificates may be questioned by the IRS for some certificates or contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made under the contracts. In this event, a certificate might be treated as a stripped certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Disposition of Certificates. If a certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the certificateholder's adjusted tax basis in the certificate. See the discussion above under "Owner Trust Series--Tax Consequences to Noteholders-- Disposition of Notes."

  Foreign Holders. Generally, interest paid to a certificateholder who is a nonresident alien individual or a foreign corporation and who does not hold the certificates in connection with a United States trade or business will be treated as portfolio interest. See the discussion above under "Owner Trust Series--Tax Consequences to Noteholders--Foreign Holders."

Tax Administration and Reporting

  The trustee will furnish to each certificateholder with each distribution a statement showing the amount of the distribution allocable to principal and to interest. In addition, the trustee will furnish, within a reasonable time after the end of each calendar year, to each certificateholder who was a certificateholder at any time during that year, information regarding the amount of servicing compensation received by the servicer and the other factual information as we deem necessary to enable certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required for the interest and original issue discount for the certificates.

Backup Withholding

  Under some circumstances, a certificateholder may be subject to backup withholding. See the discussion above under "Owner Trust Series--Tax Consequences to Noteholders--Backup Withholding."

                         STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the servicer in servicing and collecting the contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated, and applicable judicial or ruling authority, all of which are subject to change, which may be retroactive. No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

Owner Trust Series

  If the notes are treated as debt for federal income tax purposes, in the opinion of counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to this tax solely because of their ownership of the notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay that tax on all or a portion of the income generated from ownership of the notes.

  If the trust is treated as a partnership, not taxable as a corporation for federal income tax purposes, in the opinion of counsel the trust would also be treated as a partnership for Minnesota income tax purposes. The partnership would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to this tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay this tax on all or a portion of the income from the partnership.

  If the certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of counsel this treatment would also apply for Minnesota income and franchise tax purposes. Under this treatment, the trust would be subject to the Minnesota franchise tax measured by net income, which could result in reduced distributions to certificateholders. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to this tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay this tax on all or a portion of the income from the constructive corporation.

Grantor Trust Series

  If the trust is treated as a grantor trust for federal income tax purposes, in the opinion of counsel the trust would also be treated as a grantor trust for Minnesota income tax purposes. The trust therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to the tax solely because of their interests in the trust. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay that tax on all or a portion of the income from the trust.

  Because state tax laws vary, it is not possible to describe the tax consequences to the noteholders and certificateholders in all of the states. Noteholders and certificateholders are therefore urged to consult their own tax advisors for the state tax treatment of the notes and certificates and income derived therefrom.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, and
Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, from engaging in specified transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code for the benefit plan. ERISA also imposes duties and prohibitions on persons who are fiduciaries of plans subject to

ERISA. Under ERISA, generally any person who exercises any authority or control for over management or disposition of the assets of a benefit plan is considered to be a fiduciary of the plan. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Code for those persons.

  Some transactions involving the related trust might be deemed to constitute prohibited transactions under ERISA and the Code for a benefit plan that purchased securities if assets of the related trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the plan assets regulation, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes and certificates will be discussed in the related prospectus supplement.

  Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA and some church plans, as defined in Section 3(33) of ERISA are not subject to ERISA requirements.

  A benefit plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

  On the terms and conditions described in an underwriting agreement for each trust, we will agree to sell to each of the underwriters named and in the prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the related series described and in the prospectus supplement.

  In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth, to purchase all the securities described which are offered and by the prospectus supplement of the securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

  Each prospectus supplement will either:

    (1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to some dealers participating in the offering of the securities; or

    (2) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any securities, the public offering price and the concessions may be changed.

  Each underwriting agreement will provide that we will indemnify the underwriters against some liabilities, including liabilities under the Securities Act.

  The indenture trustee may, from time to time, invest the funds in the designated accounts in eligible investments acquired from the underwriters.

  Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

  The place and time of delivery for the securities for which this prospectus is delivered will be described in the related prospectus supplement.

                                 LEGAL MATTERS

  Some matters relating to validity of the certificates and the notes will be passed upon by our counsel as identified in the prospectus supplement. The validity of the certificates and the notes will be passed upon for the underwriters named in the prospectus supplement by the counsel for the underwriters identified in the prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Conseco Finance as of December 31, 2000 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon their authority as experts in accounting and auditing.


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                                    GLOSSARY

  For the purposes of this prospectus and the prospectus supplement, the following terms will have the following meanings:

  "Amount available" with respect to any distribution date, means generally the sum of payments on the contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of purchased contracts, any interest rate cap payment, any guaranty payment, and all earnings from the investment of funds in the collection account.

  "Certificateholders' distributable amount" means, for any distribution date, the sum of the certificateholders' interest distributable amount and the certificateholders' principal distributable amount.

  "Certificateholders' interest carryover shortfall" means, for any distribution date, the excess of the certificateholders' monthly interest distributable amount for the preceding distribution date and any outstanding certificateholders' interest carryover shortfall on the preceding distribution date, over the amount in respect of interest at the pass-through rate that is actually deposited in the certificate distribution account on such preceding distribution date, plus interest on such excess, to the extent permitted by law, at the pass-through rate from such preceding distribution date to but excluding the current distribution date.

  "Certificateholders' interest distributable amount" means, for any distribution date, the sum of the certificateholders' monthly interest distributable amount for such distribution date and the certificateholders' interest carryover shortfall for such distribution date.

  "Certificateholders' monthly interest distributable amount" means, for any distribution date, interest accrued at the pass-through rate on:

  (1) the certificate principal balance and

  (2) the aggregate unreimbursed certificate principal liquidation losses on each prior distribution date, in each case after giving effect to all payments of principal to the certificateholders on the immediately preceding distribution date.

  "Certificateholders' monthly principal distributable amount" means, for any distribution date prior to the distribution date on which the notes are paid in full, zero; and with respect to any distribution date commencing on the distribution date on which the notes are paid in full, the formula principal distribution amount, less, on the distribution date on which the notes are paid in full, the portion thereof payable on the notes.

  "Certificateholders' principal distributable amount" means, for any distribution date, the sum of the certificateholders' monthly principal distributable amount for such distribution date and the certificateholders' unpaid principal shortfall as of the close of the preceding distribution date; provided, however, that the certificateholders' principal distributable amount shall not exceed the certificate principal balance plus any unreimbursed certificate principal liquidation losses. In addition, on the final scheduled distribution date, the principal

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

required to be deposited into the certificate distribution account shall not be less than the amount that is necessary, after giving effect to the other amounts to be deposited in the certificate distribution account on such distribution date and allocable to principal, to reduce to zero the certificate principal balance plus the unreimbursed certificate principal liquidation losses.

  "Certificate principal liquidation loss" means, for any distribution date, the amount by which the aggregate principal balance of the notes and the certificate principal balance exceeds the pool scheduled principal balance, after giving effect to all distributions of principal on such distribution date.

  "Certificateholders' unpaid principal shortfall" means, as of the close of any distribution date, the excess of the certificateholders' monthly principal distributable amount and any outstanding certificateholders' unpaid principal shortfall from the preceding distribution date, over the amount in respect of principal that is actually deposited in the certificate distribution account.

  The "formula principal distribution amount" for any distribution date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the monthly period, in each case computed in accordance with the method specified in each contract:

    (1) all scheduled payments of principal due on each outstanding contract during the related monthly period, after adjustments for previous partial principal prepayments and after any adjustments to a contract's amortization schedule as a result of a bankruptcy or similar proceeding involving the related obligor,

    (2) the scheduled principal balance of each contract which, during the related monthly period, was purchased by us pursuant to the sale and servicing agreement on account of a breach of a representation or warranty,

    (3) all partial principal prepayments applied and all principal prepayments in full received on contracts during the related monthly period,

    (4) the scheduled principal balance of each contract that became a liquidated contract during the related monthly period, plus the amount of any reduction in the outstanding principal balance of a contract during such monthly period ordered as a result of a bankruptcy or similar proceeding involving the related obligor,

    (5) without duplication of the foregoing, all collections in respect of principal on the contracts received during the current month up to and including the third business day prior to such distribution date, but in no event later than the 10th day of the month in which such distribution date occurs, minus

    (6) the amount, if any, included in the formula principal distribution amount for the preceding distribution date by virtue of clause (5) above.

  "Liquidated contract" means any defaulted contract as to which the servicer has determined that all amounts which it expects to recover from or on account of such contract

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

through the date of disposition of the real property have been recovered; provided that any defaulted contract in respect of which the real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a liquidated contract.

  "Noteholders' distributable amount" means, for any distribution date, the sum of the noteholders' interest distributable amount and the noteholders' principal distributable amount.

  "Noteholders' interest carryover shortfall" means, for any distribution date, the excess of the noteholders' monthly interest distributable amount for the preceding distribution date and any outstanding noteholders' interest carryover shortfall on such preceding distribution date, over the amount in respect of interest that is actually deposited in the note distribution account on the preceding distribution date, plus interest on the amount of interest due but not paid to noteholders on the preceding distribution date, to the extent permitted by law, at the respective interest rate for each class of notes for the applicable monthly interest period.

  "Noteholders' interest distributable amount" means, for any distribution date, the sum of the noteholders' monthly interest distributable amount for such distribution date and the noteholders' interest carryover shortfall for the distribution date.

  "Noteholders' monthly interest distributable amount" means, for any distribution date, interest accrued for the monthly interest period on each class of notes at the respective interest rate for such class on:

  (1) the outstanding principal balance of the notes of such class and

  (2) the aggregate unreimbursed principal liquidation losses of the class on each prior distribution date, in each case after giving effect to all payments of principal to the noteholders of the class on the immediately preceding distribution date.

  "Noteholders' monthly principal distributable amount" means, for any distribution date, the noteholders' percentage of the formula principal distribution amount plus the aggregate unreimbursed principal liquidation losses of each class of notes.

  "Noteholders' percentage" means, 100% until and including the distribution date on which the aggregate principal balance of the notes are paid in full and 0% thereafter.

  "Noteholder's principal distributable amount" means, for any distribution date, the sum of the noteholders' monthly principal distributable amount for the distribution date and the noteholders' unpaid principal shortfall as of the close of the preceding distribution date; provided, however, that the noteholders' principal distributable amount shall not exceed the outstanding principal balance of the notes, and provided further, that the noteholders' principal distributable amount on the final scheduled distribution date shall not be less than the amount that is necessary, after giving effect to other amounts to be deposited in the note distribution account on such distribution date and allocable to principal, to reduce the outstanding principal balances, including all unreimbursed principal liquidation losses, of all classes of notes to zero.

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

  "Noteholders' unpaid principal shortfall" means, as of the close of any distribution date, the excess of the noteholders' monthly principal distributable amount and any outstanding noteholders' unpaid principal shortfall from the preceding distribution date over the amount in respect of principal that is actually deposited in the note distribution account on such distribution date.

  "Principal balance" means, with respect to any determination date and any class of notes, the original principal balance of a class minus all amounts previously distributed in respect of principal of the class and minus any unreimbursed principal liquidation losses of such class.

  "Purchased contract" means a contract that:

  . we have become obligated to repurchase (or, under specified circumstances, has elected to repurchase) as a result of an uncured breach by us of a representation or warranty made by us for that contract or

  . the servicer has become obligated to repurchase, or, under specific circumstances, has elected to repurchase, as a result of an uncured breach of the covenants made by it with respect to such contract.

  "Principal liquidation loss" means, for any distribution date and any class of notes, the amount by which the aggregate principal balance of the class and each junior class and the certificate principal balance, after giving effect to any principal liquidation losses imposed on such junior classes and certificates, exceeds the pool scheduled principal balance, after giving effect to all distributions of principal on such distribution date.


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

                                                                  [CONSECO LOGO]


                           $410,900,000 (Approximate)


                    Conseco Finance Recreational Enthusiast
                             Consumer Trust 2001-A

                     Conseco Finance Securitizations Corp.
                                     Seller

                             Conseco Finance Corp.
                                    Servicer

                           -------------------------

                             Prospectus Supplement

                           -------------------------


  Credit Suisse First Boston                                   Lehman Brothers


                                October   , 2001

  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.